Exhibit 4.1

AMENDMENT NO. 1
AMENDMENT NO. 1 (this “Amendment”) dated as of September 16, 2015 relating to the CREDIT AGREEMENT, dated as of November 10, 2014 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among E*TRADE FINANCIAL CORPORATION, a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”), MORGAN STANLEY SENIOR FUNDING, INC., as syndication agent and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).
RECITALS:
WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth in Annex A (the “Amended Credit Agreement”) on the terms set forth in Annex A pursuant to Section 9.02(b) of the Credit Agreement; and
WHEREAS, Lenders constituting the Required Lenders have consented to the amendments to the Credit Agreement provided herein.
NOW, THEREFORE, the parties hereto therefore agree as follows:
SECTION 1.Defined Terms; References. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Amendment mutatis mutandis.
SECTION 2.    Amendments to Credit Agreement. On the Amendment No. 1 Effective Date (as defined below):
(a)the Borrower, the Administrative Agent and the Lenders party hereto agree that the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex A hereto;
(b)as used in the Credit Agreement, as amended by this Amendment, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Amendment No. 1 Effective Date, mean or refer to the Credit Agreement, as amended by this Amendment; and
(c)as used in any other Loan Document, all references to the “Credit Agreement” in such Loan Documents shall, unless the context otherwise requires, mean or refer to the Credit Agreement, as amended by this Amendment.
SECTION 3.    Representations of the Borrower. After giving effect to the amendments contained herein, on the Amendment No. 1 Effective Date, the Borrower hereby confirms that:

(a)    this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
(b)    the representations and warranties of the Borrower contained in Article III of the Credit Agreement (after giving affect to this Amendment) or any other Loan Document that are qualified by materiality shall be true and correct and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case, on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of the date hereof; and
(c)    after giving effect to this Amendment, the execution, delivery and performance by the Borrower of this Amendment (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except, to the extent applicable, (1) such as have been obtained or made and are in full force and effect, (2) filings necessary to perfect Liens created under the Loan Documents, (3) any consent, approval, registration, filing or other action required for the exercise of remedies under the Collateral Documents and (4) filings with the SEC in connection with this Amendment that will be made when required, (ii) will not violate the Organizational Documents of the Borrower or any Subsidiary, (iii) will not violate any Requirement of Law applicable to the Borrower or any Subsidiary, (iv) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, and (v) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created under the Loan Documents, except in the case of clauses (iii) and (iv) above where such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.    Conditions to Effectiveness. This Amendment shall become effective as of the first date (the “Amendment No. 1 Effective Date”) on which each of the following conditions has been satisfied (or waived) to the satisfaction of the Administrative Agent:
(a)The Administrative Agent (or its counsel) shall have received from (i) the Borrower, (ii) the Required Lenders and (iii) the Administrative Agent (x) a counterpart of this Amendment or (y) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.
(b)The Administrative Agent (or its counsel) shall have received a secretary’s certificate from the Borrower with all relevant attachments and certifying (i) as to the

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incumbency certificates of responsible officers of the Borrower evidencing the identity, authority and capacity of each such officer to execute this Amendment, (ii) that the copies of its resolutions approving the entry into and performance of this Amendment, are true, correct and complete copies and are in full force and effect as of the Amendment No. 1 Effective Date, (iii) either (x) that the Organizational Documents of the Borrower attached thereto are up-to-date or (y) that the Organizational Documents of the Borrower delivered to the Administrative Agent on the Effective Date have not been modified, amended, revoked or rescinded since the date of original delivery, and, in each case, are in full force and effect as of the Amendment No. 1 Effective Date and (iv) as to a copy of a certificate of good standing (or the equivalent (if any)) of the Borrower certified as of a recent date by the Secretary of State of the State of Delaware.
(c)The Administrative Agent shall have received, to the extent invoiced at least one Business Day prior to the Amendment No. 1 Effective Date, reimbursment or payment of all reasonable out-of-pocket expenses (including reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent) required to be paid under the Credit Agreement.
(d)The representations and warranties in Section 3 of this Amendment shall be true and correct as of the date hereof.
(e)At the time of and immediately after giving effect to the effectiveness of this Amendment, no Default or Event of Default has occurred or is continuing or shall result from this Amendment.
The Administrative Agent shall promptly notify the Borrower and the Lenders of the Amendment No. 1 Effective Date.
SECTION 5.    Continuing Effect; No Other Amendments or Waivers. This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents except as expressly stated herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents, including, for the avoidance of doubt, that certain Incremental Assumption Agreement, dated as of February 27, 2015 among the Borrower, the Administrative Agent, Morgan Stanley Senior Funding, Inc., as an Incremental Lender and Goldman Sachs Bank USA, as an Incremental Lender, are and shall remain in full force and effect in accordance with their terms. This Amendment is a Loan Document for all purposes of the Credit Agreement (as amended by this Amendment) and the other Loan Documents.
SECTION 6.    Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

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SECTION 7.    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.
SECTION 8.    Reaffirmation. The Borrower hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants, pledges, grants of Liens and agreements or other commitments contained in the Credit Agreement (as amended by this Amendment) and each other Loan Document (in each case immediately after giving effect to this Amendment and the transactions contemplated hereby) and (ii) its grant of Liens on the Collateral to secure the Obligations as varied or increased as a result of this Amendment pursuant to the Collateral Agreement. In addition, the Borrower hereby acknowledges and agrees that, except as expressly set forth herein, (A)  each Loan Document shall continue to be in full force and effect, (B) all pledges, grants of Liens, covenants, agreements and other commitments by the Borrower under the Loan Documents shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties and shall not be affected, impaired or discharged hereby or by the transactions contemplated in this Amendment, (C) nothing in this Amendment prejudices or otherwise adversely affects any power, discretion or remedy of a Lender or the Administrative Agent or any Obligation of the Borrower to a Lender or the Administrative Agent and (D) the Lenders and Administrative Agent are relying on the reaffirmations in this Section 8 in continuing to provide financial accommodation to the Borrower and in agreeing to enter into this Amendment.
SECTION 9.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
SECTION 10.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.
E*TRADE FINANCIAL CORPORATION,
as Borrower
By: /s/ Michael Pizzi
Name: Michael Pizzi
Title: Chief Financial Officer

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By: /s/ Kortney L. Brown
Name: Kortney L. Brown
Title: Vice President

[Signature Page to Assumption Agreement and Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:
Name of Institution:
JPMORGAN CHASE BANK, N.A.,
as a Lender
By: /s/ Kortney L. Brown
Name: Kortney L. Brown
Title: Vice President

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:
Name of Institution:
MORGAN STANLEY BANK, N.A.,
as a Lender
By: /s/ Harry Comninellis
Name: Harry Comninellis
Title: Authorized Signatory
[If two signatures are required:
By:
Name:
Title:

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:
Name of Institution:
GOLDMAN SACHS BANK USA,
as a Lender
By: /s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory
[If two signatures are required:
By:
Name:
Title:

[Signature Page to Amendment No. 1]

The undersigned evidences its consent to the amendments reflected in this Amendment:
Name of Institution:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender
By: /s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory
By: /s/ Michael Moreno
Name: Michael Moreno
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

ANNEX A
[ATTACHED]

~~EXECUTION VERSION~~ANNEX A

CREDIT AGREEMENT
dated as of
November 10, 2014,
among
E*TRADE FINANCIAL CORPORATION,
as Borrower,
The Lenders Party Hereto,
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Syndication Agent

J.P. MORGAN SECURITIES LLC, and MORGAN STANLEY
SENIOR FUNDING, INC.,
as Joint Bookrunners and Co-Lead Arrangers

~~EXECUTION VERSION~~ANNEX A

TABLE OF CONTENTS
Page
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms    1
SECTION 1.02.    Classification of Loans and Borrowings    24
SECTION 1.03.    Terms Generally    24
SECTION 1.04.    Accounting Terms; GAAP    ~~25~~24
SECTION 1.05.    Pro Forma Calculations    ~~25~~24
SECTION 1.06.    Computation of Financial Covenants    25
ARTICLE II

The Credits
SECTION 2.01.    Commitments    25
SECTION 2.02.    Loans and Borrowings    ~~26~~25
SECTION 2.03.    Requests for Borrowings    ~~26~~25
SECTION 2.04.    Funding of Borrowings    ~~27~~26
SECTION 2.05.    Interest Elections    27
SECTION 2.06.    Termination and Reduction of Commitments    28
SECTION 2.07.    Repayment of Loans; Evidence of Debt    ~~29~~28
SECTION 2.08.    Prepayment of Loans    ~~29~~28
SECTION 2.09.    Fees    29
SECTION 2.10.    Interest    ~~30~~29
SECTION 2.11.    Alternate Rate of Interest    ~~31~~30
SECTION 2.12.    Increased Costs    ~~31~~30
SECTION 2.13.    Break Funding Payments    ~~32~~31
SECTION 2.14.    Taxes    32
SECTION 2.15.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    35
SECTION 2.16.    Mitigation Obligations; Replacement of Lenders    36
SECTION 2.17.    Defaulting Lenders.    ~~37~~36
SECTION 2.18.    Incremental Commitments    ~~38~~37
ARTICLE III

Representations and Warranties
SECTION 3.01.    Organization; Powers    ~~39~~38
SECTION 3.02.    Authorization; Enforceability    39
SECTION 3.03.    Governmental Approvals; No Conflicts    39
SECTION 3.04.    Financial Condition; No Material Adverse Change    ~~40~~39
SECTION 3.05.    Properties    ~~40~~39
SECTION 3.06.    Litigation and Environmental Matters    40
SECTION 3.07.    Compliance with Laws and Agreements    ~~41~~40
SECTION 3.08.    Investment and Holding Company Status    ~~41~~40

~~EXECUTION VERSION~~ANNEX A

SECTION 3.09.    Taxes    ~~41~~40
SECTION 3.10.    ERISA    41
SECTION 3.11.    Disclosure    41
SECTION 3.12.    Subsidiaries    ~~42~~41
SECTION 3.13.    Insurance    ~~42~~41
SECTION 3.14.    Solvency    ~~42~~41
SECTION 3.15.    ~~Broker Dealer Regulated Subsidiaries and Investment Advisory Companies    42~~[Reserved]    41
SECTION 3.16.    Senior Indebtedness    ~~43~~41
SECTION 3.17.    No Default    ~~43~~41
SECTION 3.18.    Anti-Corruption Laws and Sanctions    ~~43~~42
SECTION 3.19.    Use of Proceeds    ~~43~~42
SECTION 3.20.    Security Agreement    ~~44~~42
ARTICLE IV

Conditions
SECTION 4.01.    Effective Date    ~~44~~42
SECTION 4.02.    Each Credit Event    ~~45~~43
ARTICLE V

Affirmative Covenants
SECTION 5.01.    Financial Statements and Other Information    ~~46~~44
SECTION 5.02.    Notices of Material Events    ~~47~~45
SECTION 5.03.    Information Regarding Collateral    ~~48~~46
SECTION 5.04.    Existence; Conduct of Business    ~~48~~46
SECTION 5.05.    Payment of Obligations    ~~48~~46
SECTION 5.06.    Maintenance of Properties    ~~48~~47
SECTION 5.07.    Insurance    ~~48~~47
SECTION 5.08.    Books and Records; Inspection and Audit Rights    ~~49~~47
SECTION 5.09.    Compliance with Laws    ~~49~~47
SECTION 5.10.    Use of Proceeds.    ~~49~~47
SECTION 5.11.    Subsidiaries    ~~49~~47
SECTION 5.12.    Further Assurances    ~~49~~48
SECTION 5.13.    Registration Status    ~~50~~48
SECTION 5.14.    Regulatory Matters    ~~50~~48
ARTICLE VI

Negative Covenants
SECTION 6.01.    Indebtedness; Certain Equity Securities    ~~51~~49
SECTION 6.02.    Liens    ~~53~~51
SECTION 6.03.    Fundamental Changes    ~~55~~53
SECTION 6.04.    ~~Investments, Loans, Advances, Guarantees and Acquisitions    56~~[Reserved]    54

~~EXECUTION VERSION~~ANNEX A

SECTION 6.05.    ~~Asset Sales    57~~[Reserved]    54
SECTION 6.06.    ~~Sale and Leaseback Transactions    59~~[Reserved]    54
SECTION 6.07.    [Reserved]    ~~59~~54
SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness    ~~59~~54
SECTION 6.09.    Transactions with Affiliates    ~~62~~57
SECTION 6.10.    Restrictive Agreements    ~~62~~57
SECTION 6.11.    Amendment of Material Documents    ~~63~~58
SECTION 6.12.    ~~Fixed Charge~~Interest Coverage Ratio    ~~63~~58
SECTION 6.13.    Leverage Ratio    ~~63~~58
SECTION 6.14.    Asset Quality Ratio    ~~63~~58
SECTION 6.15.    Maintenance of Capitalization    ~~63~~58
SECTION 6.16.    Changes in Fiscal Periods    ~~63~~58
SECTION 6.17.    Corporate Cash    ~~64~~58
ARTICLE VII

Events of Default
SECTION 7.01.    Events of Default    ~~64~~59
SECTION 7.02.    Exclusion of Certain Subsidiaries    ~~66~~61
ARTICLE VIII

The Administrative Agent
ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices    ~~69~~64
SECTION 9.02.    Waivers; Amendments    ~~70~~65
SECTION 9.03.    Expenses; Indemnity; Damage Waiver    ~~71~~66
SECTION 9.04.    Successors and Assigns    ~~73~~67
SECTION 9.05.    Survival    ~~76~~71
SECTION 9.06.    Counterparts; Integration; Effectiveness    ~~77~~72
SECTION 9.07.    Severability    ~~77~~72
SECTION 9.08.    Right of Setoff    ~~77~~72
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process    ~~78~~72
SECTION 9.10.    WAIVER OF JURY TRIAL    ~~78~~73
SECTION 9.11.    Headings    ~~78~~73
SECTION 9.12.    Confidentiality    ~~78~~73
SECTION 9.13.    Interest Rate Limitation    ~~79~~74
SECTION 9.14.    USA Patriot Act    ~~79~~74
SECTION 9.15.    Material Non-Public Information    ~~79~~74
SECTION 9.16.    Collateral Matters    ~~80~~75
SECTION 9.17.    No Fiduciary Duty; Conflicts of Interest    ~~80~~75

~~EXECUTION VERSION~~ANNEX A

SCHEDULES:
Schedule 2.01 --    Commitments
Schedule 3.06 --    Disclosed Matters
Schedule 3.12 --    Subsidiaries
~~Schedule 3.15 --    Brokers and Dealers~~
Schedule 6.01 --    Existing Indebtedness
Schedule 6.02 --    Existing Liens
~~Schedule 6.04 --    Existing Investments~~
~~Schedule 6.06 --    Sale and Leaseback Transactions~~
Schedule 6.10 --    Existing Restrictions
EXHIBITS:
Exhibit A --    Form of Assignment and Assumption
Exhibit B --    Form of Collateral Agreement
Exhibit C --    Form of Perfection Certificate

CREDIT AGREEMENT dated as of November 10, 2014 (this “Agreement”), among E*TRADE FINANCIAL CORPORATION, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Syndication Agent.
The Borrower has requested that the Lenders (such term and each other term used but not defined in this preamble having the meaning assigned to such term in Article I below) extend credit in the form of Loans at any time and from time to time during the Availability Period such that the aggregate principal amount of outstanding Loans will not exceed the aggregate Commitments of the Lenders at any time. The proceeds of the Loans after the Effective Date will be used for general corporate purposes (including ~~Permitted Acquisitions~~acquisitions).
The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE I

Definitions
SECTION 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“2016 Indenture” means the Indenture dated as of May 19, 2011 between the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time.
“2016 Notes” means the 6.75% Notes due 2016 issued pursuant to the 2016 Indenture, to the extent outstanding on the Effective Date.
“2017 Indenture” means the Indenture dated as of November 14, 2012 between the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time.
“2017 Notes” means the 6% Senior Notes due 2017 issued pursuant to the 2017 Indenture, to the extent outstanding on the Effective Date.
“2019 Convertible Indenture” means the Indenture dated as of August 25, 2009 between the Borrower and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time.
“2019 Convertible Notes” means the Class A Convertible Debentures due 2019 and the Class B Convertible Debentures due 2019, in each case issued pursuant to the 2019 Indenture, in each case to the extent outstanding on the Effective Date.
“2019 Indenture” means the Indenture dated as of November 14, 2012 between the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended or supplemented from time to time.
“2019 Notes” means the 6.375% Senior Notes due 2019 issued pursuant to the 2019 Indenture, to the extent outstanding on the Effective Date.

“2023 Indenture” means the Senior Indenture dated as of November 14, 2012 between the Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee, as amended by the Third Supplemental Indenture dated as of March 5, 2015, and as further amended and supplemented from time to time.
“2023 Notes” means the 4.625% Senior Notes due 2023 issued pursuant to the 2023 Indenture.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or Indebtedness of a Subsidiary assumed in connection with an acquisition of assets by such Subsidiary; provided such Indebtedness was not incurred in connection with or in contemplation of such Person becoming a Subsidiary or such acquisition of assets.
“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) of the Borrower and its Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):
(a)     the net income (or loss) of any Person that is not a Subsidiary, except that the Borrower’s equity in the net income of any such Person for such period (to the extent not otherwise excluded pursuant to clauses (b) through (f) below) will be included up to the aggregate amount of cash actually distributed by such Person during such period to the Borrower or to its Subsidiaries (less minority interest therein) as a dividend or other distribution;
(b)    the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Subsidiaries;
(c)    the net income of any Subsidiary (other than a Regulated Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary (other than a Regulated Subsidiary) of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary (other than a Regulated Subsidiary);
(d)    the net income of any Regulated Subsidiary (i) to the extent that the declaration or payment of dividends or similar distributions by such Regulated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement or instrument with a Person, other than such Regulated Subsidiary’s applicable regulatory authorities, or any judgment or decree applicable to such Regulated Subsidiary (ii) other than to the extent that such Regulated Subsidiary reasonably believes, in good faith, that such net income could be distributed, declared or paid as a dividend or similar distribution without causing such Regulated Subsidiary to fail to be at least “adequately capitalized” as defined in the regulations of applicable regulatory authorities, or to meet minimum capital requirements imposed by applicable regulatory authorities;
(e)    any gains or losses (on an after-tax basis) attributable to asset sales;

(f)    solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 6.08(a)(D), any amount paid or accrued as dividends on preferred Equity Interests of the Borrower owned by Persons other than the Borrower and any of its Subsidiaries;
(g)    all extraordinary gains and, other than for purposes of calculating the amount of Adjusted Consolidated Net Income for purposes of making Restricted Payments pursuant to Section 6.08(a)(D), extraordinary losses;
(h)    the cumulative effect of changes in accounting principles; and
(i)    the net after-tax effect of impairment charges related to goodwill and other intangible assets.
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Article VIII.
“Administrative Agent Fee Letter” means that certain Arrangement Fee Letter between the Borrower and the Administrative Agent, dated as of the date hereof.
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
~~“Agent Parties” has the meaning assigned to such term in Section 9.01.~~
~~“Agreement” has the meaning assigned to such term in the Preliminary Statements.~~
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided, however, that for purposes of Section 6.09, the term “Affiliate” shall also include any person that directly, or indirectly through one or more intermediaries, owns 10% or more of any class of Equity Interests of the Person specified or that is an executive officer or director of the Person specified.
“Agent Parties” has the meaning assigned to such term in Section 9.01.
“Agreement” has the meaning assigned to such term in the Preliminary Statements.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Applicable Rate” means, for any day with respect to any Loan, the applicable rate per annum set forth below under the caption “Revolving Loan ABR Spread” or “Revolving Loan Eurodollar Spread”, as the case may be, based upon the Ratings then in effect:

Ratings	Revolving Loan ABR Spread	Revolving Loan Eurodollar Spread
Category 1—Ba3 or higher by Moody’s and BB- or higher by S&P	0.50%	1.50%
Category 2—B1 by Moody’s/B+ by S&P	0.75%	1.75%
Category 3—Lower than B1 by Moody’s and lower than B+ by S&P	1.00%	2.00%

In the event of split Ratings that would result in the Moody’s Rating and S&P Rating would fall in different Categories in the pricing grid above, (x) except if the Moody’s Rating and the S&P Rating are both at least as high as those set forth in Category 1, the Applicable Rate shall not be based on Category 1 and (y) the Applicable Rate shall be based upon (I) if the Moody’s Rating and the S&P Rating differ by only one “notch”, the higher Rating, and (II) if the Moody’s Rating and the S&P Rating differ by more than one “notch”, the Rating that is one level below the actual Rating provided by the Rating Agency providing the higher of the two Ratings. If the Borrower ceases to be rated by Moody’s or S&P, Borrower will be deemed by Moody’s or S&P, to have a Rating lower than B1 from Moody’s or B+ from S&P, as applicable (unless Moody’s or S&P, as applicable, ceases to provide Ratings, in which case the Applicable Rate shall be based upon the rating of whichever of Moody’s or S&P continues to provide Ratings)
Each change in the Applicable Rate resulting from a change in the Moody’s Rating or the S&P Rating shall become effective on the date of announcement or publication by the respective Rating Agency of a change in such Rating or, in the absence of such announcement or publication, on the effective date of such changed Rating. Within one Business Day of receipt of any such announcement, publication or effective date, the Administrative Agent shall give each Lender facsimile or telephonic notice (confirmed in writing) of the Applicable Rate in effect from such date.
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Asset Quality Ratio” shall mean the ratio of (i) non-performing assets and, without duplication real estate owned, and other repossessed assets of the Borrower and its Subsidiaries to (ii) total equity plus loan loss reserves (as determined in accordance with GAAP) of the Borrower its Subsidiaries (which shall be reduced by deducting intangible assets and goodwill that is acquired after the Effective Date).
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.
~~“Bank Regulatory Authority” means the Board, the OCC, the FDIC and any other relevant bank regulatory authority having jurisdiction over the Borrower or any Bank Regulated Subsidiary, as applicable.~~
“Bank Regulated Subsidiary” means (a) ETB Holdings (provided that such Person is a savings and loan holding company, as defined under the Home Owners’ Loan Act, as amended, or a bank holding company, as defined under the Bank Holding Company Act, as amended, but in no event shall such Person mean, or include, the Borrower), (b) any direct or indirect insured depository institution Subsidiary that is regulated by foreign, Federal or state banking regulators, including without limitation, the Board, the OCC and the FDIC, or (c) any subsidiary of a Bank Regulated Subsidiary all of the common Equity Interests of which are owned by such Bank Regulated Subsidiary and the sole purpose of which is to issue trust preferred or similar securities where the proceeds of the sale of such securities are invested in such Bank Regulated Subsidiary and where such proceeds would be treated as Tier I capital were such Bank Regulated Subsidiary a bank holding company regulated by the Board.
“Bank Regulatory Authority” means the Board, the OCC, the FDIC and any other relevant bank regulatory authority having jurisdiction over the Borrower or any Bank Regulated Subsidiary, as applicable.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America, together with its constituent banks and agencies.
“Borrower” means E*TRADE Financial Corporation, a Delaware corporation.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Broker Dealer Regulated Subsidiary” means any Subsidiary that is registered as a broker dealer pursuant to Section 15 of the Exchange Act (as in effect from time to time) or that is regulated as a broker dealer or underwriter under any foreign securities law.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; and when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. Notwithstanding any changes in

GAAP after the Effective Date, any lease of the Borrower and its Subsidiaries that would be characterized as an operating lease under GAAP in effect on the Effective Date (whether such lease is entered into before or after the Effective Date) shall not constitute Indebtedness or a Capital Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP.
“CFC” means any Subsidiary that is a “controlled foreign corporation” as defined in Section 957 of the Code.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect from time to time) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower, (b) the consummation of any merger or business combination if, after such transaction, holders of the Borrower’s ordinary voting power represented by the issued and outstanding Equity Interests before the transaction do not hold a majority of the voting power of the Borrower’s issued and outstanding Equity Interests immediately after the transaction or (c) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in any Subordinated Debt Documents, any indenture or agreement in respect of the 2019 Convertible Notes, the 2019 Notes, the New Notes or any other Material Indebtedness or any certificate of designations (or other provision of the organizational documents of the Borrower) relating to, or any other agreement governing the rights of the holders of, any Qualified Equity Interests.
“Change in Law” means the occurrence after the date of this Agreement (or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement) of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline, requirement or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in the implementation thereof, and (y) all requests, rules, guidelines, requirements or directives promulgated by United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Charges” has the meaning assigned to such term in Section 9.13.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means any and all “Collateral,” (or equivalent term) as defined in any applicable Security Document and any other assets pledged (or purported to be pledged) pursuant to a Security Document.
“Collateral Agreement” means the Collateral Agreement between the Borrower and the Administrative Agent, substantially in the form of Exhibit B.
”Collateral Documents” has the meaning assigned to such term in the Collateral Agreement.
“Collateral Requirement” means, at any time, the requirement that:

(a)     the Administrative Agent shall have received from the Borrower a counterpart of the Collateral Agreement duly executed and delivered on behalf of the Borrower;
(b)     all outstanding Equity Interests of each direct Domestic Subsidiary (or, in the case of any FSHCO, 65% of the outstanding voting Equity Interests in such FSHCO) held by the Borrower (other than any such Equity Interests if the pledge of such Equity Interests would be prohibited by any Requirement of Law or would require the consent (including non-objection) of any Governmental Authority (including any Bank Regulatory Authority) or Regulatory Supervising Organization) shall have been pledged pursuant to the Collateral Agreement, the Administrative Agent shall have a perfected first priority (subject to Permitted Encumbrances) security interest in such Equity Interests and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests that are certificated, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)     all Indebtedness of each Subsidiary that is owing to the Borrower (other than any such Indebtedness if the pledge of such Indebtedness would reasonably be likely to result in adverse tax consequences to the Borrower, as determined by the Borrower in good faith) shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement, the Administrative Agent shall have a perfected first priority (subject to Permitted Encumbrances) security interest in such Indebtedness and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;
(d)    all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be delivered, filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been delivered, filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording, in each case, to the extent applicable, in proper form for filing, registration or recordation, as the case may be; and
(e)     the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.
“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder, expressed as an amount representing the maximum possible aggregate principal amount of such Lender’s Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as the case may be. The initial aggregate amount of the Lenders’ Commitments is $200,000,000. Unless the context shall otherwise require, “Commitments” shall include any Incremental Commitments.
“Communications” has the meaning assigned to such term in Section 9.01.

“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

(a)	Consolidated Interest Expense,

(b)	consolidated income tax expense for such period,

(c)	depreciation expense,

(d)	amortization expense (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period), and
(e)all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less, in the case of loan loss provisions, any net charge-offs established during such period associated with such loan loss provisions and less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP; provided that, if any Subsidiary is not a wholly owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by (B) the percentage of common Equity Interests of such Subsidiary not owned on the last day of such period by the Borrower or any of its wholly owned Subsidiaries.
~~“Consolidated Fixed Charges” means, with respect to the Borrower and its Subsidiaries for any period, the sum, without duplication, of (i) Consolidated Interest Expense, plus (ii) the product of (A) the amount of all dividend payments on any series of preferred Equity Interests of (x) the Borrower and (y) to the extent payable to Persons other than the Borrower and its Subsidiaries (in each case other than (x) dividends paid in Qualified Equity Interests, (y) to the extent they are paid in kind or accrete, except to the extent they constitute Disqualified Equity Interests and (z) dividends paid on any trust preferred securities of the Borrower or any Subsidiary that are outstanding on the Effective Date) paid, accrued or scheduled to be paid or accrued during such period times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.~~
“Consolidated Interest Expense” means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, interest payments on trust preferred securities issued by any Subsidiary, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation of the type described in clause (4) of the definition of the term “Indebtedness”, calculated in accordance with the effective interest method of accounting, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing; interest expense in respect of Indebtedness that is Guaranteed or secured by the Borrower or any of its Subsidiaries), and all but the principal component of rentals in respect of Capital Lease Obligations, paid, accrued or scheduled to be paid or to be accrued by the Borrower and its Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (c) or (d) of the definition thereof (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (c) or (d) of the definition thereof), (ii) any premium, fees and expenses (and any amortization thereof)

payable in connection with the offering or repayment, repurchase, redemption, cancellation, defeasance or discharge of the 2016 Notes, 2017 Notes, the 2019 Convertible Notes, the 2019 Notes ~~or~~, the New Notes, the 2023 Notes or any other debt securities issued after the date hereof all as determined on a consolidated basis (without taking into account Subsidiaries) in conformity with GAAP and (iii) interest payments ~~(A) on trust preferred or similar securities issued by a Regulated Subsidiary to the extent the proceeds of the sale of such securities are invested in the business of a Regulated Subsidiary or (B)~~ of a Regulated Subsidiary in respect of Indebtedness incurred under (or in respect of Indebtedness outstanding on the Effective Date, set forth on Schedule 6.01 and of the type described in) clause (x), (xi)~~,~~ or (xiv) ~~or (xv)~~ of Section 6.01(a).
~~“Consolidated Net Worth” means, at any date of determination, (x) stockholders’ equity as set forth on the most recent quarterly or annual consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(a) or (b) (which shall not take into account Subsidiaries), plus, (y) to the extent not included in clause (x), any preferred Equity Interests of the Borrower, less (z) any amounts attributable to (i) Disqualified Equity Interests or any equity security convertible into or exchangeable for Indebtedness, (ii) the cost of treasury stock and (iii) the principal amount of any promissory notes receivable from the sale of the Equity Interests of the Borrower or any of its Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).~~
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
“Corporate Cash” shall mean unrestricted cash held at the Borrower.
“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed to fund any portion of its Loans required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with any of its funding obligations under this Agreement (unless such notification relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (d) in the case of a Lender with a Commitment, is insolvent or has become the subject of a bankruptcy or insolvency proceeding or (e) has any Affiliate that has Control of such Lender that is insolvent or that has become the subject of a bankruptcy or insolvency proceeding; provided that a Lender shall not qualify as a “Defaulting Lender” solely as the result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender, or the exercise of control over such Lender or any Person controlling such Lender, by a governmental authority or an instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Disclosed Matters” means the actions, suits, proceedings and matters disclosed in Schedule 3.06.
“Disqualified Equity Interests” means Equity Interests that by their terms or otherwise are (1) required to be redeemed prior to a date that is 180 day after the Maturity Date, (2) redeemable at the option of the holder thereof at any time prior to the date that is 180 days after the Maturity Date or (3) convertible or exchangeable for Equity Interests referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the date that is 180 days after the Maturity Date; provided that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of any “asset sale” or “change of control” occurring prior to the date that is 180 days after the Maturity Date shall not constitute Disqualified Equity Interests if the “asset sale” or “change of control” provisions applicable to such Equity Interests are no more favorable to the holders of such Equity Interests than the provisions hereof and such Equity Interests specifically provide that such Person will not repurchase or redeem any such Equity Interests pursuant to such provision prior to the payment in full of the Obligations.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electing SPV” has the meaning assigned to such term in Section 9.04(e).
“Electing SPV Register” has the meaning assigned to such term in Section 9.04(e).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.
“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and any of its Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
“Environmental Laws” means all treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure by any Plan to satisfy any “minimum funding standard” (as defined in Sections 412 and 430 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA), (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization or in endangered or critical status, within the meaning of Title IV of ERISA.
“ETB Holdings” means ETB Holdings, Inc., a Delaware corporation and a direct wholly owned Subsidiary.
“ETCM Holdings” means ETCM Holdings, Inc., a Delaware corporation and a direct wholly owned Subsidiary.
“E*TRADE Clearing” means E*TRADE Clearing LLC, a Delaware limited liability company and indirect wholly owned Subsidiary.
“E*TRADE Securities” means E*TRADE Securities LLC, a Delaware limited liability company and indirect wholly owned Subsidiary.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurodollar Borrowing” has the meaning assigned to such term in Section 1.02
“Eurodollar Loan” has the meaning assigned to such term in Section 1.02.
“Event of Default” has the meaning assigned to such term in Section 7.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Contribution” means, with respect to the Borrower, net cash proceeds from: (1) contributions to its common equity capital; and (2) the sale (other than to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower) of Qualified Equity Interests of the Borrower, in each case designated as Excluded Contributions pursuant to an certificate of a Financial Officer delivered by the Borrower on the date such capital contributions are made or the date such equity interests are sold.

~~“Excluded Property” has the meaning assigned to such term in the Security Agreement.~~
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document (a “Recipient”), (a) Taxes imposed on or measured by such Recipient’s net income or profits (however denominated and including, for the avoidance of doubt, any U.S. federal backup withholding in respect of such Taxes pursuant to Section 3406 of the Code), and franchise Taxes, in each case imposed by a jurisdiction as a result of the Recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction or having any other present or former connection with such jurisdiction (other than a connection deemed to arise solely from such recipient having executed, delivered, become a party to, or performed its obligations or received a payment under, received or perfected a security interest under, enforced, and/or engaged in any other transaction pursuant to this Agreement or any other Loan Document), (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax imposed by any jurisdiction described in clause (a), (c) with respect to any Lender (other than an assignee pursuant to a request by any Borrower under Section 2.16(b)), any U.S. federal withholding Tax imposed on amounts payable to such Lender pursuant to a law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such U.S. federal withholding Tax pursuant to Section 2.14, (d) any withholding Tax resulting from a Recipient’s failure to comply with Section 2.14(e), and (e) any Tax imposed pursuant to FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of the Agreement (or any amended or successor version described above) and any intergovernmental agreements implementing any of the foregoing (together with any law implementing any such agreement, including any U.S. or non-U.S. regulations, notes, or any other official guidance).
“FDIC” means Federal Deposit Insurance Corporation.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
~~“FDIC” means Federal Deposit Insurance Corporation.~~
“Fee Letters” means the Administrative Agent Fee Letter and the Lender Fee Letter.
“Financial Covenants” means the covenants contained in Sections 6.12, 6.13, 6.14, 6.15 and 6.17 of this Agreement.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
~~“Fixed Charge Coverage Ratio” means, for any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Fixed Charges for such period.~~ “Fitch” means Fitch, Inc. and any successor thereto.
“Fitch Rating” shall mean, as of any date, the rating most recently announced or published by Fitch relating to the Borrower’s senior unsecured long-term debt rating (without giving effect to any credit enhancements).
“Foreign Lender” means any Lender that is not a United States person within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means any Domestic Subsidiary that has no material assets other than the Equity Interests of Foreign Subsidiaries that are CFCs.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, exchange, clearing house, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning assigned to such term in Section 9.04(e).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business or STAMP or other signature guarantees made by a Regulated Subsidiary in the ordinary course of its business.
“Hazardous Materials” means all explosive or radioactive substances, materials or wastes and all hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.
“Impacted Interest Period” has the meaning assigned to it in the definition of “LIBO Rate”.
“Incremental Assumption Agreement” shall mean an Incremental Assumption Agreement among, and in form and substance reasonably satisfactory to, the Borrower, the Administrative Agent and one or more Incremental Lenders.
“Incremental Commitment” shall have the meaning assigned to such term in Section 2.18(a).
“Incremental Lender” shall mean a Lender with an Incremental Commitment or an outstanding Loan as a result of an Incremental Commitment.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication): (1) all indebtedness of such Person for borrowed money; (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding letters of credit issued by such Person and excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement); (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is recorded as a liability under GAAP and due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables and excluding any contingent post-closing purchase price adjustments or earn-outs; (5) all Capital Lease Obligations; (6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness; (7) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (8) Acquired Indebtedness; (9) to the extent not otherwise included in this definition, net obligations under Swap Agreements; ~~and~~ (10) all obligations to redeem or repurchase Disqualified Equity Interests issued by such Person and (11) all obligations of such Person to purchase, redeem, retire or defease any trust preferred securities issued by such Person. For the avoidance of doubt, deposits held by any Bank Regulated Subsidiary shall not constitute “Indebtedness” of the holder.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be “Indebtedness” so long as such money is held to secure the payment of such interest, (C) that Indebtedness shall not include: (x) any liability for federal, state, local or other taxes, (y) performance, surety or appeal bonds provided in the ordinary course of business or (z) agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Borrower or any of its Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Borrower or any Subsidiary in connection with such disposition and (D) the amount of Indebtedness of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Indemnified Taxes” means Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document.
“Indemnitee” has the meaning assigned to such term in Section 9.03(b).
“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated November 2014, relating to the Borrower and the Transactions.
“Insignificant Subsidiary” has the meaning assigned to such term in Section 7.02.
“Insurance Regulated Subsidiary” means any Subsidiary that conducts an insurance business such that it is regulated by any supervisory agency, state insurance department other state, Federal or foreign insurance regulatory body or the National Association of Insurance Commissioners.
“Interest Coverage Ratio” means, for any Measurement Period, the ratio of (a) Consolidated EBITDA of the Borrower and its Subsidiaries for such Measurement Period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such Measurement Period.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an interest period of such duration available), as the Borrower may elect, provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.
~~“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.~~
“Investment Adviser Company” means a company which is required to be registered as an investment adviser with the SEC under the Investment Advisers Act.
“Investment Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.
“Investment Securities” means marketable securities of a Person (other than an Affiliate or joint venture of the Borrower or any Subsidiary), mortgages, credit card and other loan receivables, futures contracts on marketable securities, interest rates and foreign currencies used for the hedging of marketable securities, mortgages or credit card and other loan receivables purchased, borrowed, sold, loaned or pledged by such Person in the ordinary course of its business.
“Joint Bookrunners” means J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., in their capacity as joint bookrunners.
“Lead Arrangers” means J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc., in their capacities as joint bookrunners and co-lead arrangers.
“Lender Fee Letter” means that certain Fee Letter, dated November 10, 2014, among the Borrower and each Lender party to this Agreement on the Effective Date.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to Section 9.04 or pursuant to an Incremental Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to Section 9.04.
“Leverage Ratio” means, as of any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters, ended on the last day of the fiscal quarter of the Borrower most recently ended prior to such date.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for U.S. Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBO Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided further that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate; provided that if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBO Screen Rate” has the meaning assigned to it in the definition of “LIBO Rate.”
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Document Obligations” means the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration or otherwise and (ii) all other monetary obligations of the Borrower to any of the Secured Parties under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).
“Loan Documents” means this Agreement, including schedules and exhibits, each Incremental Assumption Agreement, the Collateral Agreement and the other Security Documents.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its payment obligations under any Loan Document or (c) the rights and benefits available to the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries that is outstanding in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, (a) the amount of Indebtedness under any Swap Agreement (other than obligations that constitute “Obligations” under this Agreement, which shall be calculated without netting the value of any Collateral that secures such obligations) shall be calculated net of any cash or Permitted Investments pledged to secure the obligations under such Swap Agreement (as calculated by the Borrower in good faith) and (b) the “principal amount” of the obligations of any Regulated Subsidiary in respect of any Indebtedness of the type described in clauses (x), (xi), (xiv) and (xv) of Section 6.01(a) shall be calculated net of collateral posted with the lender thereof to secure such Indebtedness (as determined in good faith by the Borrower).
“Maturity Date” means November 10, ~~2017; provided that (x) if prior to the date that is 91 days before the maturity date of the 2016 Notes (such 91st day, the“2016 Springing Maturity Date”) the 2016 Notes have not been repaid in full with cash (other than cash which represents the proceeds of Indebtedness) or the proceeds of Indebtedness of the Borrower with a maturity date (and no scheduled repayments before the date) that is at least 91 days after November 10, 2017,the Maturity Date shall be the 2016 Springing Maturity Date and (y) if prior to the date that is 91days before the maturity date (as such maturity date is in effect on the date hereof) of the 2017 Notes (such 91st day, the “2017 Springing Maturity Date”) the 2017 Notes have not been repaid in full with cash (other than cash which represents the proceeds of Indebtedness) or the proceeds of Indebtedness of the Borrower with a maturity date (and no scheduled repayments before the date) that is at least 91 days after November 10, 2017, the Maturity Date shall be the 2017 Springing Maturity Date.~~2017.
“Maximum Rate” has the meaning assigned to such term in Section 9.13.
“Measurement Period” means, except as otherwise expressly provided herein, each period of four consecutive fiscal quarters of the Borrower ending on or after the Effective Date.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Moody’s Rating” shall mean, as of any date, the rating most recently announced or published by Moody’s relating to the Borrower’s senior unsecured long-term debt rating (without giving effect to any credit enhancements).
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Indenture” means the Indenture to be dated on or about November 17, 2014 between the Borrower and The Bank of New York Mellon, as trustee, as amended or supplemented from time to time.
“New Notes” means the Senior Notes to be issued pursuant to the New Indenture not to exceed an aggregate principal amount of $540,000,000 and not to mature earlier than six (6) years after the date of issuance thereof.
“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(b).
“Obligations” means (a) Loan Document Obligations and (b) to the extent designated in writing by the Borrower as “Obligations” hereunder (provided that any such obligations owed to the Administrative Agent shall be deemed “Obligations” hereunder), the due and punctual payment and performance of all obligations (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower under each Swap Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.
“OCC” means the United States Office of the Comptroller of the Currency.
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.
“Other Taxes” means any and all present or future recording, stamp, documentary or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” means a certificate in the form of Exhibit C or any other form approved by the Administrative Agent.
~~“Permitted Acquisition” means any acquisition by the Borrower or a wholly owned Subsidiary of all the outstanding Equity Interests (other than directors’ qualifying shares) in, all or substantially all the assets of, or all or substantially all the assets constituting a division or line of business of, a Person if (a) no Event of Default has occurred and is continuing and immediately after giving effect thereto no Default would result therefrom, (b) such acquisition and all transactions related thereto are consummated in accordance with applicable laws, (c) all actions required to be taken with respect to such acquired or newly formed Subsidiary or such acquired assets under Sections 5.11 and 5.12 shall have been taken, (d) the business of such Person or such assets, as the case may be, constitutes a business permitted by Section 6.03(b) and (e) the Borrower has delivered to the Administrative Agent a certificate of a Financial Officer to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and setting forth reasonably detailed calculations demonstrating compliance with the proviso in Section 6.04(b) (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and certificate of a Financial Officer required to be delivered by Section 5.01(a) or (b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of each Financial Covenant for the relevant period).~~
“Permitted Encumbrances” means:
(a)     Liens imposed by law for taxes, assessments or other governmental charges that are not yet due or are being contested in compliance with Section 5.05;
(b)     carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;
(c)     pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)     Liens incurred or deposits made to secure the performance of tenders, bids, trade contracts, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)     judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01; and
(f)     easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or that do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness
“Permitted Investments” means:
(a)     direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or Canada (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or Canada), in each case maturing within one year from the date of acquisition thereof (unless such obligations are deposited by the Borrower or any Subsidiary (i) to defease any Indebtedness or (ii) in a collateral or escrow account or similar arrangement to pre-fund the payment of interest on any Indebtedness);
(b)     investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, a rating of “P-1” (or higher) according to Moody’s or “A1” (or higher) according to S&P;
(c)     investments in certificates of deposit, banker’s acceptances and time or demand deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts and Variable Rate Demand Notes issued or offered by, any commercial bank or trust company organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, in each case that (i) has a combined capital and surplus and undivided profits of not less than $1,000,000,000 (or the foreign currency equivalent thereof) and (ii) has outstanding debt that is rated “A” (or such similar equivalent rating) or higher by two nationally recognized statistical rating organizations (as defined in Rule 436 under the Securities Act of 1933, as amended), provided that (A) up to $250,000,000 of any such investments may be made with any such commercial bank or trust company that has outstanding debt that is rated “A” (or such similar equivalent rating) or higher by only one such rating agency and (B) up to $10,000,000 of any such investments (and any amount of such investments made with a commercial bank or trust company organized under the laws of any such foreign country prior to the date that is 90 days after the Effective Date) may be made with any such commercial bank or trust company that does not meet the ratings requirement of clause (ii) above or clause (A) of this proviso;
(d)     fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(e)     securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s; and
(f)     investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic system.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, with respect to the calculation of the ~~Fixed Charge~~Interest Coverage Ratio, the Leverage Ratio, the Asset Quality Ratio, or any capitalization ratios as of any date, that such calculation shall give pro forma effect to all ~~Permitted Acquisitions~~acquisitions, all issuances, incurrences or assumptions of Indebtedness (with any such Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) and all sales, transfers or other dispositions of any material assets outside the ordinary course of business, in each case that have occurred during ~~(or, if such calculation is being made for the purpose of determining whether any proposed acquisition will constitute a Permitted Acquisition, since the beginning of)~~ the four consecutive fiscal quarter period of the Borrower most-recently ended on or prior to such date as if they occurred on the first day of such four consecutive fiscal quarter period (including, in the case of any ~~Permitted Acquisition~~acquisition or sale, transfer or disposition of material assets outside the ordinary course of business, cost savings to the extent such cost savings (a) would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article XI of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the Staff of the SEC, and as certified by a Financial Officer or (b) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within 365 days following such ~~Permitted Acquisition~~acquisition or sale, transfer or other disposition, and as certified by a Financial Officer, provided that, in the case of clause (b), if cost savings are included in any pro forma calculations based on the reasonable expectation that steps necessary for realization of such cost savings will be taken within 365 days of ~~a Permitted Acquisition~~an acquisition or a sale, transfer or other disposition, then on and after the date that is 365 days after the date of such ~~Permitted~~

~~Acquisition~~acquisition or sale, transfer or other disposition, such pro forma calculations shall not give effect to such cost savings to the extent that the steps necessary for realization were not actually taken during such 365-day period).
“Proposed Change” has the meaning assigned to such term in Section 9.02(b).
“Qualified Equity Interests” means Equity Interests of the Borrower other than Disqualified Equity Interests.
“Rating Agency” means Moody’s ~~or~~, S&P or Fitch, as the case may be.
“Ratings” means the Moody’s Rating, the Fitch Rating and/or the S&P Rating, as the context may require.
“Refinancing Indebtedness” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), extending, renewal or replacement Indebtedness that satisfies the criteria of clauses (A) through (D) of Section 6.01(a)(ii) (as if the Refinanced Indebtedness were indebtedness described in Section 6.01(a)(ii)).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Regulated Subsidiary” means a Broker Dealer Regulated Subsidiary, a Bank Regulated Subsidiary or an Insurance Regulated Subsidiary or any other Subsidiary subject to minimum capital requirements or other similar material regulatory requirements imposed by applicable Governmental Authorities.
“Regulatory Supervising Organization” shall mean, as applicable, FINRA, the SEC or any governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which a Broker Dealer Regulated Subsidiary is a member or to whose rules it is subject.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders having outstanding Loans and unused Commitments representing more than 50% of the aggregate outstanding Loans and unused Commitments at such time (after giving effect to any adjustment required by Section 2.17).
“Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, including rules and regulations of and agreements with or required by any Governmental Authority or Regulatory Supervising Organization having jurisdiction over the Borrower or any Subsidiary, including the OCC, the FDIC, Board, the SEC and any self-regulatory organization of which such Subsidiary is a member, or the imposition of conditions or requirements by cease and desist orders, regulatory agreements or otherwise, pursuant to the enforcement authority of any such regulatory authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Payment” has the meaning set forth in section 6.08.
“S&P” means Standard & Poor’s Financial Services LLC and any successor thereto.

“S&P Rating” means, as of any date, the rating most recently announced or published by S&P relating to the Borrower’s senior unsecured long-term debt rating (without giving effect to any credit enhancements).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the or by the United Nations Security Council or the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more by one or more Persons listed on one of the U.S. Sanctions-related lists.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Parties” has the meaning assigned to such term in the Collateral Agreement.
“Security Documents” means the Collateral Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.12 to secure any of the Obligations.
 ~~“Shareholders’ Equity” means, on any date, the consolidated shareholders’ equity of the Borrower that would be reported as shareholders’ equity on a consolidated balance sheet of the Borrower prepared as of such date.~~
“Significant Subsidiary” means (a) E*TRADE Securities and E*TRADE Clearing and (b) at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Borrower, accounted for more than 10% of the consolidated revenues of the Borrower and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Borrower and its Subsidiaries, all as set forth on the most recent consolidated financial statements of the Borrower for such fiscal year that have been delivered to the Administrative Agent pursuant to Section 5.01(a).
“Specified Entities” ~~shall have~~has the meaning assigned to ~~it~~such term in Section 6.03(a).
“SPV” has the meaning assigned to such term in Section 9.04(e).
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such

Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Stock Loan” means a “Loan” as used in the Master Securities Loan Agreement published from time to time by the Bond Market Association.
“Subordinated Debt” means unsecured Indebtedness of the Borrower that (a) does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales and changes in control on terms that are market terms on the date of issuance) prior to the date that is 180 days after the Maturity Date, (b) contains subordination provisions reasonably satisfactory to the Administrative Agent subordinating the Indebtedness thereunder in right of payment to the payment in full in cash of the Loan Document Obligations and (c) contains covenants and events of default that are not materially more restrictive than the covenants and events of default contained in this Agreement and do not require the maintenance or achievement of any financial performance standards other than as a condition to the taking of specified actions.
“Subordinated Debt Documents” means the indenture or indentures under which any Subordinated Debt is issued, all side letters, instruments, agreements and other documents evidencing or governing any Subordinated Debt, providing for any right in respect thereof, affecting the terms of the foregoing or entered into in connection therewith and all schedules, exhibits and annexes to each of the foregoing.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.
“Swap Agreement” means any agreement with respect to any (i) currency exchange, interest rate, commodity, credit or equity swap, forward or futures agreements, currency exchange, interest rate, commodity, credit or equity cap agreements, currency exchange, interest rate, commodity, credit or equity collar agreements, or currency exchange, interest rate, commodity, credit or equity puts or call, and (ii) other agreements or arrangements designed to protect such Person, directly or indirectly, against fluctuations in currency exchange, interest rate, commodity or equity prices.
“Syndication Agent” means Morgan Stanley Senior Funding, Inc., in its capacity as syndication agent for the Lenders hereunder, and its successors in such capacity.
“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is designed to permit the lessee (a) to treat such lease as an operating lease, or not to reflect the leased property on the lessee’s balance sheet, under GAAP and (b) to claim depreciation on such property for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.
“Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Synthetic Lease, and the amount of such obligations shall be equal to the sum (without duplication) of (a) the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations and (b) the amount payable by such Person as the purchase price for the property subject to such lease assuming the lessee exercises the option to purchase such property at the end of the term of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Total Indebtedness” means, as of any date, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date of the type described in clauses (1), (2), (3) ~~or~~ (5) or (11) of the definition of “Indebtedness” that would be required to be reflected on the consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP (excluding Indebtedness represented by trust preferred securities that are outstanding on the Effective Date and excluding Indebtedness incurred under (or in respect of Indebtedness outstanding on the Effective Date, set forth on Schedule 6.01 and of the type described in) clause (x), (xi), (xiv) or (xv) of Section 6.01(a)).
“Transactions” means (a) the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans after the Effective Date, the incurrence of the New Notes and the use of the proceeds thereof (together with cash on hand of the Borrower) to permanently redeem, repay, repurchase, defease or cancel the 2016 Notes and the 2017 Notes and (b) the payment of the Transaction Costs.
“Transaction Costs” means all fees, costs and expense incurred or payable by the Borrower or any Subsidiary in connection with the Transactions.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.14(e)(ii).
“USA Patriot Act” has the meaning assigned to such term in Section 4.01(j).
“Variable Rate Demand Note” means a note representing borrowings from a commercial bank that is payable on demand and bears interest based upon a money market rate.
“Well Capitalized” means “well capitalized” within the meaning of 12 U.S.C. §1831o or 12 C.F.R. § 225.2 (as applicable, and as in effect on the date of determination) or any higher required capital requirement standard as such term or standard is from time to time defined or imposed by the Board, the OCC or any other regulatory body with supervisory authority over the Borrower or any Subsidiary.
“wholly owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than directors’ qualifying shares) are, as of such date, owned, controlled or held by such Person or one or more wholly owned Subsidiaries of such Person or by such Person and one or more wholly owned Subsidiaries of such Person. “wholly owned Regulated Subsidiary” and “wholly owned Subsidiary” shall have the correlative meanings hereunder
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).
SECTION 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
SECTION 1.04.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) with respect to Indebtedness that is convertible into, or exchangeable for, Equity Interests, notwithstanding the treatment of such Indebtedness on the balance sheet of the Borrower or any Subsidiary under GAAP, for all purposes under this Agreement such Indebtedness shall be treated as Indebtedness equal to 100% of the aggregate principal amount at maturity.

SECTION 1.05.    Pro Forma Calculations. With respect to any period during which any ~~Permitted Acquisition~~acquisition, any sale, transfer or other disposition of any material assets outside the ordinary course of business occurs, calculations of the ~~Fixed Charge~~Interest Coverage Ratio, the Leverage Ratio, the Asset Quality Ratio and any capitalization ratio shall be made on a Pro Forma Basis.
SECTION 1.06.    Computation of Financial Covenants. To the extent that any calculation under this Agreement is required to be made (in order to determine whether a transaction may be entered into, Indebtedness may be incurred, or otherwise) as of the end of any four fiscal quarter period ended after the Effective Date, but prior to the date that financial statements are required to be delivered for the fiscal year ended December 31, 2014, compliance with such calculation shall be deemed required as of the four fiscal quarter period ended as of September 30, 2014.
ARTICLE II

The Credits
SECTION 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans in US Dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the aggregate principal amount of such Lender’s outstanding Loans exceeding such Lender’s Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans. Each Lender having an Incremental Commitment agrees, subject to the terms and conditions and relying upon the representations and warranties set forth herein and in the applicable Incremental Assumption Agreement, to make Loans to the Borrower, in an aggregate principal amount that will not result in the aggregate principal amount of such Lender’s outstanding Loans exceeding such Lender’s Commitment.
SECTION 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.11, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. Borrowings of more than one Type may be outstanding at the same time, provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the aggregate Commitment.

(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
SECTION 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:
(i)    the aggregate amount of such Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04; and
(vi)    that as of such date Sections 4.02(a) and (b) are satisfied.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the

Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
SECTION 2.05.    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.06.    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Commitments shall terminate on the Maturity Date.
(b)    The Borrower may at any time terminate, or from time to time reduce, the Commitments, provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the aggregate principal amount of outstanding Loans would exceed the aggregate Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.
SECTION 2.07.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.
(b)    Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.
SECTION 2.08.    Prepayment of Loans.

(a)    The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b)    In the event and on such occasion that the aggregate principal amount of outstanding Loans exceeds the aggregate Commitments, the Borrower shall prepay Borrowings in an aggregate amount equal to such excess.
(c)    Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section.
(d)    The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid, provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06 by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued and unpaid interest to the extent required by Section 2.10.
SECTION 2.09.    Fees.
(a)    The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, equal to 0.375% per annum on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. If any Lender becomes a defaulting Lender, the commitment fee that would otherwise accrue and be payable for the accounts of such Lender for the period during which such Lender is a defaulting Lender will not be required to be paid. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans.
(b)    The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, upfront fees of a percentage, in an amount set forth in the Lender Fee Letter, of the stated principal amount of each Lender’s Commitments, at the Effective Date.

(c)    The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Administrative Agent Fee Letter.
(d)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
SECTION 2.10.    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.11.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, continuing or converting or maintaining their Loans included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.12.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    impose on such Lender (or its applicable lending office) any additional Tax (other than any Indemnified Taxes or Other Taxes indemnified under Section 4.10 or any Excluded Tax) with respect to its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, and provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
SECTION 2.13.    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(d) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16 or Section 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.14.    Taxes.
(a)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable law. If an applicable withholding agent is required by applicable law (as determined in good faith by the applicable withholding agent) to deduct any Tax from any payments made under any Loan Document, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the Borrower shall be increased as necessary so that after such deduction (including such deductions applicable to additional sums payable under this Section) have been made the Lender or the Administrative Agent (in the case of any payments made to the Administrative Agent for its own account), as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by the Administrative Agent or such Lender, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, provided that the Borrower shall not be obligated to make payment to the Administrative Agent or such Lender pursuant to this Section 2.14 in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes if such penalties, interest and other liabilities result from gross negligence or willful misconduct of the Administrative Agent or such Lender, as determined by a court of competent jurisdiction in a final non-appealable judgment. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be promptly delivered to the Borrower and such certificate shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Documents shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate, of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the generality of the foregoing,

(A) any Lender that is not a Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(i) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) executed originals of IRS Form W-8ECI; (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or (iv) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner as applicable provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)    If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.14, or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.14, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay to the Administrative Agent or Lender the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Administrative Agent or Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or Lender in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require the Administrative Agent or Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
(g)    Each Party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h)    The Administrative Agent shall deliver to the Borrower on or before the date on which it becomes a party to any Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) executed originals of IRS Form W-9.
(i)    For purposes of this Section 2.14 the term “applicable law” includes FATCA
SECTION 2.15.    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or other Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a) or (b), 2.15(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Notwithstanding anything to the contrary contained herein, the provisions of this Section 2.15 shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders.

SECTION 2.16.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense or otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) to the extent an assignment to such Lender would require the consent of the Administrative Agent under Section 9.04, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b) and (iv) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
SECTION 2.17.    Defaulting Lenders.
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender hereunder (as determined by the Administrative Agent), then the following provisions shall apply for so long as such Defaulting Lender is a Defaulting Lender:
(a)    the Administrative Agent shall promptly notify the Borrower and each Lender that such Lender is a Defaulting Lender for purposes of this Agreement;
(b)    fees under Section 2.09(a) shall cease to accrue on the Commitment of such Defaulting Lender;

(c)    the Commitments and Loans of such Defaulting Lender shall be disregarded for all purposes of any determination of whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02);
(d)    for purposes of determining the amount of the total Commitments, the Commitment of each Defaulting Lender shall be excluded therefrom (other than any portion of such Commitment pursuant to which there is then outstanding a Loan from such Defaulting Lender); and
(e)    in the Administrative Agent’s sole discretion:
(i)     any prepayment of the principal amount of any Loans shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans of any Defaulting Lender; and
(ii)     any amount payable to such Defaulting Lender pursuant to this Agreement (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.12 or Section 2.15) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, (ii) second, pro rata, to the payment of any amounts owing to the Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.
SECTION 2.18.    Incremental Commitments.
(a)    The Borrower may, by written notice to the Administrative Agent from time to time, request an increase in the aggregate amount of the Commitments (each such increase, an “Incremental Commitment”), as applicable, in an aggregate amount not to exceed $50,000,000, from one or more Incremental Lenders, all of which must be permitted to become assignees of Commitments or Loans under Section 9.04. Such notice shall set forth (i) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $5,000,000 and a minimum amount of $10,000,000 or such lesser amount equal to the remaining unused amount) and (ii) the date on which such Incremental Commitments are requested to become effective.
(b)    The Borrower may seek Incremental Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and, subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably delayed or withheld) and, subject to the prior written consent of the Administrative Agent (such consent not to be unreasonably delayed or withheld), additional banks, financial institutions and other institutional lenders who will become Incremental Lenders in connection therewith, in each case, solely to the extent such consent, if any, would be required under Section 9.04 for an assignment of Loans or Commitments, as applicable, to additional banks, financial institutions and other institutional lenders. The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Commitment of such Person. The terms and provisions of the Incremental

Commitments shall be identical to those of the Commitments. The Incremental Commitments shall rank pari passu in right of payment and security with the Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments.
(c)    Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.18 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied, a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) except as otherwise specified in the applicable Incremental Assumption Agreement, the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and consistent with those delivered on the ~~Closing~~Effective Date under Section 4.01 and (iii) all fees and expenses owing in respect of such Incremental Commitment to the Administrative Agent and the Lenders shall have been paid in full.
(d)    On the date of effectiveness of any Incremental Commitments, the Borrower shall (A) prepay the outstanding Loans (if any) in full, (B) simultaneously borrow new Loans hereunder in an amount equal to such prepayment (in the case of Eurodollar Borrowings, with Adjusted LIBO Rates equal to the outstanding Adjusted LIBO Rate and with Interest Period(s) ending on the date(s) of any then outstanding Interest Period(s)); provided that with respect to subclauses (A) and (B), (x) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the existing Lenders, the Incremental Lenders and the existing Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such Incremental Commitments) and (C) pay to the Lenders the amounts, if any, payable under Section 2.13 as a result of any such prepayment.
ARTICLE III

Representations and Warranties
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
SECTION 3.01.    Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. The Borrower has all requisite power and authority to execute, deliver and perform its obligations under each Loan Document and to effect the Transactions.
SECTION 3.02.    Authorization; Enforceability. The Transactions have been duly authorized by all necessary corporate or other action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
SECTION 3.03.    Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents, (iii) any consent, approval, registration, filing or other action required for the exercise of remedies under the Collateral Documents and (iv) filings with the SEC in connection with the Transactions that will be made when required, (b) will not violate the Organizational Documents of the Borrower or any Subsidiary, (c) will not violate any Requirement of Law applicable to the Borrower or any Subsidiary, (d) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created under the Loan Documents, except in the case of clauses (c) and (d) above where such violations, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.04.    Financial Condition; No Material Adverse Change.
(f)    The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows (i) as of and for the fiscal years ended December 31, 2011, 2012 and 2013, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2014 (and comparable period for the prior fiscal year), certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP consistently applied, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
(g)    Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Borrower or the Subsidiaries has, as of the Effective Date, any material direct or contingent liabilities, long-term commitments or unrealized losses.
(h)    No event, change or condition has occurred and is continuing that has had, or could reasonably be expected to have, a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, since December 31, 2013.
SECTION 3.05.    Properties.
(d)    Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes or as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)    Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, trade dress, domain names, copyrights, software, data, patents and other intellectual property material to its business, and the operation of their respective businesses by the Borrower and its Subsidiaries does not infringe upon or violate the rights of any other Person, except for any such infringements or violations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06.    Litigation and Environmental Matters.
(c)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower or any Subsidiary, threatened against or affecting the Borrower or any Subsidiary (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.
(d)    Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
(e)    Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
SECTION 3.07.    Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with (a) all Requirements of Law applicable to it or its property and (b) all indentures, agreements and other instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.08.    Investment and Holding Company Status. The Borrower is not registered, and is not required to register, as an “investment company” as such term is defined in the Investment Company Act of 1940.
SECTION 3.09.    Taxes. Each of the Borrower and its Subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) has paid or caused to be paid all Taxes required to have been paid by it, except in each case (i) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor or (ii) to the extent that the failure to make such filings or to pay such Taxes would not reasonably be expected to result in a Material Adverse Effect. No tax deficiency, assessment or claim has been determined with respect to the Borrower or any of the Subsidiaries which has had (nor does the Borrower have any knowledge of any tax deficiency, assessment or claim which, if determined adversely to the Borrower or any of the Subsidiaries, would have) a Material Adverse Effect.
SECTION 3.10.    ERISA. No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under all underfunded Plans (determined for each Plan based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that, if required to be paid by the Borrower and its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. The minimum funding standards of ERISA and the Code with respect to each Plan have been satisfied except to the extent the failure to satisfy such standards could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.11.    Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date.
SECTION 3.12.    Subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of the Borrower and each Subsidiary in, each Subsidiary as of the Effective Date.
SECTION 3.13.    Insurance. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is in such amounts (with no greater risk retention) and against such risks as is (a) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) adequate.
SECTION 3.14.    Solvency. Immediately after the consummation of the Transactions, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the consummation of the Transactions; provided, that in the case of clauses (c) and (d), the Borrower makes no representation as to any regulatory restrictions on its ability to use any of its consolidated assets to pay any such debts, liabilities, obligations or commitments.
SECTION 3.15.    ~~Broker Dealer Regulated Subsidiaries and Investment Advisory Companies~~[Reserved].
~~(a) Other than as set forth on Schedule 3.15, none of the Borrower and its Subsidiaries are required to be registered with the SEC or any other governmental entity as a broker or dealer. Each Broker Dealer Regulated Subsidiary which is required to be registered as a broker or dealer with the SEC under the Exchange Act is duly so registered, is a member of FINRA or another self-regulatory~~

~~organization of which it is required to be a member, and is duly registered and licensed under any applicable state laws, is in compliance in all material respects with the applicable provisions of the Exchange Act, and is in compliance in all material respects with all applicable rules of FINRA except as would not reasonably be expected to have a Material Adverse Effect. All Persons associated with any Broker Dealer Regulated Subsidiary required to be registered or licensed with FINRA or with any other self-regulatory organization or other governmental entity are duly registered or licensed except where any failure to be so registered or licensed individually, or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Investment Adviser Company which is required to be registered as an investment adviser with the SEC under the Investment Advisers Act is duly so registered. No proceeding is pending or threatened with respect to the suspension, revocation, or termination of any such registrations and the termination or withdrawal of any such registrations is not contemplated by the Borrower or any Subsidiary.~~
~~(b) To the knowledge of the Borrower and each Subsidiary, no Broker Dealer Regulated Subsidiary or its “associated persons” (as defined in the Exchange Act) is currently ineligible or disqualified pursuant to Section 15, Section 15B or Section 15C of the Exchange Act to serve as a broker or dealer or “associated person” of a broker or dealer except as would not reasonably be expected to have a Material Adverse Effect.~~
~~(c) Each Bank Regulated Subsidiary is Well Capitalized. Each of E*TRADE Clearing’s and E*TRADE Securities’ net capital is not less than the greater of (i) 5.0% of such firm’s aggregate debit items, and (ii) 150% of the minimum dollar amount specified in Rule 15c3-1(a)(ii) (which, for the avoidance of doubt is currently $250,000). As used in this clause, the terms “net capital” and “aggregate debit items” shall be as defined or used in Rule 15c3-1 under the Exchange Act, as in effect from time to time.~~
~~(d) The information contained in the currently effective Form BD of each Broker Dealer Regulated Subsidiary and any amendments thereto filed with the SEC and FINRA by each Broker Dealer Regulated Subsidiary and the information contained in the Investment Adviser Companies’ Forms ADV as on file with the Investment Adviser Registration Depository, was, at the time of filing, complete and accurate in all material respects.~~
~~(e) As of the date hereof, no Investment Adviser Company has received notice that it is the subject of a disciplinary action by a governmental entity alleging that the Investment Adviser Company’s code of ethics or compliance procedures with respect to insider trading, privacy policies and business continuity plans are inadequate.~~
~~(f) No Broker Dealer Regulated Subsidiary or Investment Adviser Company has received a notice from the SEC, FINRA, or any other government authority, self-regulatory organization or securities exchange of any alleged rule violation or other circumstance which could reasonably be expected to have a Material Adverse Effect.~~
~~(g) No governmental authorization, and no notice to or filing with, any governmental authority or any other third party is required for the exercise by any Lender of its rights under the Loan Documents, except with respect to the exercise of any remedies with respect to, or any other transfer of, the equity interests of any Broker Dealer Regulated Subsidiary, giving all necessary notices to third parties and obtaining all necessary governmental and self-regulatory organization authorizations in connection with such exercise of remedies or transfer including, without limitation, to the extent required~~

~~under FINRA’s NASD Rule 1017 (or any successor to such rule), except, in each case, as would not otherwise be expected to have a Material Adverse Effect.~~
SECTION 3.16.    Senior Indebtedness. To the extent any Subordinated Debt is outstanding, the Obligations constitute “senior indebtedness,” “designated senior indebtedness” or any other such comparable term under, and as defined in, the Subordinated Debt Documents related thereto.
SECTION 3.17.    No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 3.18.    Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary, any of their respective directors or officers or, to the knowledge of the Borrower, any of their respective employees or any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
SECTION 3.19.    Use of Proceeds. The proceeds of the Loans made after the Effective Date will be used for general corporate purposes (including ~~Permitted Acquisitions~~acquisitions and investments). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
SECTION 3.20.    Security Agreement. The Collateral Agreement is effective to create in favor of the Administrative Agent for its benefit and the benefit of the Lenders, legal, valid and enforceable Liens on, and security interests in, the Collateral and, when (i) financing statements and other filings in appropriate form are filed in the office of the Delaware Secretary of State and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by each Security Agreement), the Liens created by the Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral, in each case subject to no Liens other than Permitted Encumbrances.
ARTICLE IV

Conditions
SECTION 4.01.    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)    The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Davis Polk & Wardwell LLP, counsel for the Borrower, and of the General Counsel of the Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The Borrower hereby requests such counsel to deliver such opinion.
(c)    The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.
(d)    The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer or the President or a Vice President of the Borrower, confirming compliance with the conditions set forth in Sections 4.02(a) and (b).
(e)    The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including under the Fee Letters and including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses of the Lead Arrangers and the Administrative Agent (including fees, charges and disbursements of counsel to the extent required under the Fee Letters or Section 9.03(a)) required to be reimbursed or paid by the Borrower under any Loan Document.
(f)    The Collateral Requirement shall have been satisfied.
(g)    The Lenders shall have received a certificate from the chief financial officer of the Borrower, in form and substance satisfactory to the Lenders, certifying as to the solvency (determined as set forth in Section 3.14) of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions (assuming for purposes of this Section 4.01(g) that the New Notes have been incurred and the proceeds thereof together with cash on hand of the Borrower have been applied to redeem, repurchase , repay, defease or cancel the 2016 Notes and the 2017 Notes in full).
(h)    To the extent requested at least five business days prior to the Effective Date, the Lenders shall have received at least three business days prior to the Effective Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act. (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”)
(i)    The Lenders shall have received the Projections.
(j)    Since December 31, 2013, there shall not have occurred any event, change or condition that has had, or could reasonably be expected to have, a material adverse effect on the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on November

30 , 2014 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).
SECTION 4.02.    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, for the avoidance of doubt, on the Effective Date) is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:
(a)    The representations and warranties of the Borrower set forth in the Loan Documents that are qualified by materiality shall be true and correct, and the representations and warranties that are not so qualified shall be true and correct in all material respects, in each case (i) on and as of the date of such Borrowing and (ii) other than the representations and warranties contained in Section 3.04(c), 3.06(a) and 3.06(c).
(b)    At the time of and immediately after giving effect to such Borrowing no Default or Event of Default shall have occurred and be continuing.
(c)    Receipt of a Borrowing Request by the Administrative Agent.
Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:
SECTION 5.01.    Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent on behalf of each Lender:
(a)    within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)    within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) a certificate of a Financial Officer (A) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (B) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants, and (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Borrower for such fiscal year or portion of such fiscal year, as compared to amounts for the previous fiscal year (or corresponding portion of the previous fiscal year) (it being understood that the information required by clause (c)(ii) may be furnished in the form of a Form 10-K or Form 10-Q);
(d)     (i) a written notice to the Administrative Agent if, as a result of any change in GAAP or in the application thereof from those in effect on the Effective Date, the financial statements delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the financial statements that would have been delivered pursuant to such clauses had no such change in GAAP or the application thereof been made, and (ii) if reasonably requested by the Administrative Agent after consultation with the Borrower, together with the first delivery of financial statements pursuant to paragraph (a) or (b) above following such change, a schedule prepared by a Financial Officer on behalf of the Borrower reconciling such changes to what the financial statements would have been without giving effect to such change;
(e)    [Reserved];
(f)    no later than 60 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and consolidated statement of projected operations as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
(g)    concurrently with any delivery of financial statements under paragraph (a) or (b) above, (i) to the extent permitted to be disclosed by the applicable Regulatory Supervising Organization or any Governmental Authority, audit reports relating to such financial statements that have been prepared by the Borrower or any Subsidiary pursuant to any rules or requirements of any Regulatory Supervising Organization or any governmental authority, including without limitation FINRA and comparable organizations in foreign jurisdictions, to the extent any such report described in this paragraph discloses any violation of applicable rules or regulations which would reasonably be expected to have a Material Adverse Effect;
(h)    promptly after the same become publicly available, copies of all periodic and other reports (including FOCUS reports), proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, any national securities exchange, the OCC, FDIC or any other United States Governmental Authority that regulates a Regulated Subsidiary or distributed by the Borrower to the holders of its Equity Interests generally, as the case may be; and

(i)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by filing of the Borrower’s form 10-K or 10-Q, as applicable, with the SEC.
SECTION 5.02.    Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) prompt written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of the Borrower or any Subsidiary, affecting the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;
(c)    the occurrence of any ERISA Event or any fact or circumstance that gives rise to a reasonable expectation that any ERISA Event will occur that, in either case, alone or together with any other ERISA Events that have occurred or are reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect;
(d)    any change in the Ratings, or any notice from S&P ~~or~~, Moody’s or Fitch indicating its intent to effect such a change or to place the Borrower on a “CreditWatch” or “WatchList” or any similar list, in each case with negative implications, or its cessation of, or its intent to cease, providing such Rating; and
(e)    any other development (including notice of any claim or condition arising under or relating to any Environmental Law) that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under Section 5.02(a) shall be accompanied by a written statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Notwithstanding any other provision of this Section 5.02, the Borrower shall not be required to provide notice of any of the foregoing where the information provided would include confidential supervisory information or would otherwise contravene any applicable Requirement of Law or regulatory guidance.
SECTION 5.03.    Information Regarding Collateral.
(a)    The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in its corporate name, (ii) in its jurisdiction of incorporation or organization, (iii) in its organizational identification number or (iv) in its chief executive office. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.

(b)    At the time of delivery of financial statements pursuant to Section 5.01(a) or (b), the Borrower shall deliver to the Administrative Agent a certificate executed by a Financial Officer or chief legal officer of the Borrower setting forth the information required pursuant to Section 1 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.
SECTION 5.04.    Existence; Conduct of Business. The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.05.    Payment of Obligations. The Borrower will, and will cause each Subsidiary to, pay its material obligations (other than Indebtedness and any obligations in respect of any Swap Agreements), including Tax liabilities, before the same shall become delinquent or in default, except where (a) (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06.    Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
SECTION 5.07.    Insurance. The Borrower will, and will cause each Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (with no greater risk retention) and against such risks as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance as may be required by law or any other Loan Document.
SECTION 5.08.    Books and Records; Inspection and Audit Rights. The Borrower will, and will cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. To the extent permitted under any applicable Requirement of Law or regulatory guidance, the Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (provided that a representative of the Borrower is given the opportunity to be present), all at such reasonable times and as often as reasonably requested (provided that unless an Event of Default shall have occurred and be continuing, such visits shall be limited to once per year and coordinated through the Administrative Agent).
SECTION 5.09.    Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all Requirements of Law with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect policies and procedures reasonably designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
SECTION 5.10.    Use of Proceeds. The proceeds of the Loans will be used for general corporate purposes (including ~~Permitted Acquisitions~~acquisitions and investments). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing, and the Borrower shall not use the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent licensed by OFAC or otherwise authorized under U.S. law or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
SECTION 5.11.    Subsidiaries. If any additional Subsidiary the Equity Interests of which are required to be pledged pursuant to the Collateral Requirement is formed or acquired after the Effective Date or any indirect Subsidiary becomes a direct Subsidiary, and in each case such Subsidiary’s Equity Interests would be required to be pledged pursuant to the Collateral Requirement, the Borrower will, (a) within ten (10) Business Days (with respect to any Significant Subsidiary) and (y) within sixty (60) days (with respect to any Subsidiary that is not a Significant Subsidiary), in each case, after such Subsidiary is formed or acquired, redesignated or becomes a direct Subsidiary (in each case, as such date may be extended by the Administrative Agent in its sole discretion), notify the Administrative Agent thereof and cause the Collateral Requirement to be satisfied with respect to any Equity Interest in such Subsidiary owned by or on behalf of the Borrower.
SECTION 5.12.    Further Assurances. The Borrower will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral Requirement to be and remain satisfied, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
SECTION 5.13.    Registration Status. To the extent required by applicable law, the Borrower and its Subsidiaries shall maintain the Investment Adviser Companies’ status as registered “investment advisers” under the Investment Advisers Act, except where the failure to maintain such registration would not be reasonably likely to have a Material Adverse Effect. The Borrower and its Subsidiaries shall maintain each Broker Dealer Regulated Subsidiary’s (i) registration as registered “broker-dealers” under the Exchange Act and under the laws of each state in which such registration is required in connection and where a failure to obtain such registration would be likely to have a Material Adverse Effect, and (ii) to maintain its membership in FINRA, except where the failure to maintain such registration would not be reasonably likely to have a Material Adverse Effect. The Borrower and its Subsidiaries shall maintain each Bank Regulated Subsidiary’s registration as a savings and loan holding company subject to regulation by the Board under section 10 of the Home Owners’ Loan Act and Regulation LL.
SECTION 5.14.    Regulatory Matters. The Borrower shall cause (a) (i) the Broker Dealer Regulated Subsidiaries to take all reasonable action to maintain all rights, privileges, broker-dealer licenses and memberships, broker-dealer registrations necessary or desirable in the normal conduct of its business, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) all Broker Dealer Regulated Subsidiaries to comply with all material rules and regulations of the SEC and FINRA applicable to it (including such rules and regulations dealing with net capital requirements) and, to the extent applicable to any Broker Dealer Regulated Subsidiary, all similar, equivalent or comparable foreign statutes, rules, regulations and other regulatory requirements, except, in each case, where the failure to so comply would not reasonably be expected to have a Material Adverse Effect and (iii) all Broker Dealer Regulated Subsidiaries to deliver after the end of each fiscal quarter of each fiscal year of the Borrower or soon after the date such information is filed with the SEC, a copy of each Broker Dealer Regulated Subsidiary’s Financial and Operational Combined Uniform Single Report filed with the SEC for such fiscal quarter, (b) (i) all of its Investment Adviser Companies to take all reasonable action to maintain all rights, privileges and investment adviser registrations necessary or desirable in the normal conduct of its business, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) all of its Investment Adviser Companies to comply with all material rules and regulations of the SEC applicable to it and, to the extent applicable to any Investment Adviser Company, all similar, equivalent or comparable foreign statutes, rules, regulations, and other regulatory requirements, except, in each case, where the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and (c) the Bank Regulated Subsidiaries to take all reasonable action to maintain all rights, privileges, licenses and memberships, registrations necessary or desirable in the normal conduct of its business, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect, (ii) all Bank Regulated Subsidiaries to comply with all material rules and regulations of any Governmental Authority or Regulatory Supervising Organization applicable to it (including such rules and regulations dealing with minimum capitalization ratios and requirements) and, to the extent applicable to any Bank Regulated Subsidiary, all similar, equivalent or comparable foreign statutes, rules, regulations and other regulatory requirements, except, in each case, where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.
ARTICLE VI

Negative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full, the Borrower covenants and agrees with the Lenders that:
SECTION 6.01.    Indebtedness; Certain Equity Securities.
(a)    The Borrower will not~~, and will not~~ permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
(i)    Indebtedness created under the Loan Documents;
(ii)    ~~(x)~~ The 2019 ~~Notes, the 2019~~ Convertible Notes~~, the New Notes,~~ and the other Indebtedness existing on the date hereof and set forth in Schedule 6.01 (other than any Indebtedness permitted by Section 6.01(a)(xv) and Indebtedness of the Borrower listed on such Schedule) and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (A) shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced, (B) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon), (C) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced and (D) shall be subordinated to the Obligations on terms at least as favorable to the Lenders as the subordination terms (if any) of the Indebtedness being extended, renewed or replaced ~~and (y) (I) prior to the 2016 Springing Maturity Date, the 2016 Notes (including the guarantees in respect thereof existing on the Effective Date) and (II) prior to the 2017 Springing Maturity Date, the 2017 Notes (including the guarantees in respect thereof existing on the Effective Date)~~;
(iii)    Indebtedness ~~of the Borrower to any Subsidiary and~~ of any Subsidiary to the Borrower or any other Subsidiary~~, provided that (A) Indebtedness of any Subsidiary to the Borrower shall be subject to Section 6.04 and (B) Indebtedness of the Borrower to any Subsidiary shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent~~;
(iv)    Guarantees (A) by the Borrower of Indebtedness of any Subsidiary that is permitted by this Section and (B) by any Subsidiary of Indebtedness of any other Subsidiary that is permitted by this Section (other than clause (a)(ii) and (a)(xv));
(v)    (A) Indebtedness of ~~the Borrower or~~ any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed by ~~the Borrower or~~ any Subsidiary in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, and (B) extensions, renewals and replacements of any such Indebtedness so long as the outstanding principal amount of such extensions, renewals and replacements does not exceed the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and premium payable by the terms of such Indebtedness thereon), provided that no Indebtedness may be incurred under this clause (v) if, after giving effect to such incurrence, the aggregate principal amount of Indebtedness then outstanding under this clause (v) together with all Indebtedness under clause (a)(vi) of this Section ~~that is~~or secured by ~~a Lien or~~Liens incurred ~~by a Subsidiary~~pursuant to clauses (e) and (i) of Section 6.02, exceeds $300,000,000 as of the date of such incurrence;
(vi)    Indebtedness of ~~the Borrower or~~ any Subsidiary, provided that (A) the Borrower is in compliance, on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness as of the last day of the most-recently ended fiscal quarter of the Borrower, with the Financial Covenants, and (B) no Indebtedness of any Subsidiary may be incurred under this clause (vi) if, after giving effect to such incurrence, the aggregate principal amount of Indebtedness of Subsidiaries then outstanding under this clause (vi), together with (1) the aggregate principal amount of Indebtedness of the Borrower then outstanding ~~under this clause (vi)~~ that is secured by a Lien on any assets of the Borrower that is incurred pursuant to clause (i) of Section 6.02 and (2) the aggregate principal amount of Indebtedness then outstanding under clause (a)(v) of this Section~~,~~ or secured by Liens incurred pursuant to clause (e) of Section 6.02, exceeds $300,000,000;
(vii)    Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(viii)    Indebtedness of ~~the Borrower or~~ any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations (other than in respect of other Indebtedness), in each case provided in the ordinary course of business;
(ix)    Indebtedness in respect of Swap Agreements not entered into for speculative purposes;
(x)    Indebtedness or other obligations arising from products and services offered by Bank Regulated Subsidiaries, Broker Dealer Regulated Subsidiaries or Insurance Regulated Subsidiaries in the ordinary course including, but not limited to, deposits, CDs, prepaid forward contracts, swaps, exchangeable debt securities, foreign currency purchases or sales and letters of credit, customer activities and clearing and clearing-related activities (including, in each case, Indebtedness to finance such activities);
(xi)    Indebtedness or other obligations incurred in the ordinary course arising from margin lending, Stock Loan activities, customer activities, clearing and clearing-related activities or foreign currency settlement obligations of a Broker Dealer Regulated Subsidiary (including, in each case, Indebtedness to finance such activities);
(xii)    Indebtedness arising from agreements of ~~the Borrower or~~ a Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;
(xiii)    [Reserved];
(xiv)    advances from a Federal Home Loan Bank, a Federal Reserve Bank, Fannie Mae or another institution similar to any of the foregoing, repurchase and reverse repurchase agreements relating to Investment Securities, medium term notes, treasury tax and loan balances, special direct investment balances, bank notes, commercial paper, term investment option balances, brokered certificates of deposit, dollar rolls and federal funds purchased, in each case incurred in the ordinary course of a Regulated Subsidiary’s business; and
(xv)    Indebtedness of a Bank Regulated Subsidiary consisting of trust preferred or similar securities, in each case, outstanding on the Effective Date (it being understood that such trust preferred or similar securities shall be permitted only under this clause (xv) and not under any other clause of this Section 6.01(a)).
Notwithstanding any other provision of this Section 6.01(a), (I) the Borrower shall not permit any Subsidiary to Guarantee all or any portion of the 2019 Notes, the 2019 Convertible Notes (other than with respect to any guarantees of the 2019 Convertible Notes that are in effect on the Effective Date) or the New Notes, (II) ETB Holdings shall not be permitted to incur any Indebtedness under this Section 6.01(a) after the Effective Date other than under Section 6.01(a)(iii) and (III) no Regulated Subsidiary shall incur any Indebtedness that is incurred for the purpose of contributing to or meeting any capital requirements applicable to itself or any other Regulated Subsidiary.
(b)    The Borrower ~~will not, and~~ will not permit any Subsidiary to, issue any preferred Equity Interests except (i) ~~in the case of the Borrower, preferred Equity Interests that are Qualified Equity Interests, (ii) Equity Interests permitted to be issued under Section 6.05(k),~~[reserved]; (ii) [reserved]; (iii) preferred Equity Interests issued by any Subsidiary to a wholly owned Subsidiary or (iv) in the case of a Regulated Subsidiary or a Subsidiary of a Regulated Subsidiary, preferred Equity Interests, provided that any issuance under this clause (b)(iv) shall reduce the amount of Indebtedness permitted to be incurred by Subsidiaries under Section 6.01(a)(vi).
SECTION 6.02.    Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
(a)    Liens created under the Loan Documents;
(b)    Permitted Encumbrances;
(c)    any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02, provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and premium payable by the terms of such obligations thereon);
(d)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary (other than any Lien created after such Person was designated as a Subsidiary), provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest and premium payable by the terms of such obligations thereon);
(e)    Liens on fixed or capital assets acquired, constructed or improved (including any such assets made the subject of a Capital Lease Obligation or Synthetic Lease Obligation incurred) by the Borrower or any Subsidiary, provided that (A) such Liens secure Indebtedness incurred to finance such acquisition, construction or improvement and permitted by clause (v)(A) of Section 6.01(a) or to extend, renew or replace such Indebtedness and permitted by clause (v)(B) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement (provided that this clause (B) shall not apply to any Indebtedness permitted by clause (v)(B) of

Section 6.01(a) or any Lien securing such Indebtedness), (C) the Indebtedness secured thereby does not exceed the lesser of the cost of acquiring, constructing or improving such fixed or capital asset or, in the case of Indebtedness permitted by clause (v)(A) of Section 6.01(a), its fair market value at the time such security interest attaches and (D) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary;
(f)    Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;
(g)    Liens representing any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement;
(h)    Liens that are rights of setoff relating to deposit accounts in favor of banks and other depositary institutions arising in the ordinary course of business;
(i)    Liens on the assets of the Borrower (other than Equity Interests of a Bank Regulated Subsidiary or a direct or indirect holding company of a Bank Regulated Subsidiary) securing Indebtedness of the Borrower ~~incurred pursuant to clause (vi) of Section 6.01(a)~~, provided that no Lien shall be permitted under this clause (i) if, after giving effect to such Lien, the aggregate principal amount of Indebtedness of the Borrower then outstanding that is secured by a Lien on any assets of the Borrower pursuant to this clause (i), together with the aggregate principal amount of Indebtedness of a Subsidiary then outstanding under clause (a)(v) of Section 6.01 or secured by ~~the Borrower~~a Lien incurred pursuant to clause (e) of this Section 6.02 or incurred by a Subsidiary as contemplated in the proviso to clause (a)(vi) of Section 6.01, exceeds $300,000,000;
(j)    Liens granted by a Subsidiary in favor of the Borrower in respect of Indebtedness or other obligations owed by such Subsidiary to the Borrower;
(k)    Liens arising from filing Uniform Commercial Code financing statements regarding leases;
(l)    Liens securing reimbursement obligations with respect to letters of credit permitted by Section 6.01 that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;
(m)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(n)    Liens encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Swap Agreements not entered into for speculative purposes;
(o)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of the Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Effective Date;

(p)    Liens on assets of or held by a Regulated Subsidiary (including customer assets as to which such Regulated Subsidiary has a right of rehypothecation) in the ordinary course of such Regulated Subsidiary’s business or to secure Indebtedness of a type described in clause (x), (xi) or (xiv) of Section 6.01(a);
(q)    [Reserved];
(r)    Liens arising from Permitted Investments described in clause (d) of the definition of the term “Permitted Investments”;
(s)    Liens incurred in the ordinary course of business in connection with clearing and clearing-related activities; and
(t)    pledges and deposits made in the ordinary course of business in connection with clearing and clearing-related activities.
Notwithstanding any other provision of this Section 6.02, the Borrower shall not (x) permit any Lien to be created, incurred or assumed, or otherwise to exist, if as a result thereof the Borrower is required under the 2019 Indenture, the 2019 Convertible Indenture, the New Indenture or any other Indebtedness to grant a Lien on any asset of the Borrower or any Subsidiary securing all or any portion of the 2019 Notes, the 2019 Convertible Notes or the New Notes or (y) permit any Lien to exist on the Equity Interests of any Bank Regulated Subsidiary or Broker Dealer Regulated Subsidiary or a direct or indirect holding company of a Bank Regulated Subsidiary or Broker Dealer Regulated Subsidiary, as the case may be, in the case of this clause (y), other than (A) under the Loan Documents, (B) Liens arising by operation of any Requirement of Law, (C) Liens permitted under Section 6.02(d) and (D) Permitted Encumbrances of the types described in clauses (a) and (e) of the definition of “Permitted Encumbrance.”
SECTION 6.03.    Fundamental Changes.
(a)    The Borrower will not~~, and will not permit any Subsidiary to,~~ merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof no Event of Default shall have occurred and be continuing and immediately after giving effect thereto no Default or Event of Default shall result therefrom ~~(i)~~ any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation~~, (ii) any Person (other than the Borrower) may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (iii) any Subsidiary may liquidate or dissolve if the Borrower (including through its officers’ authority) determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Sections 6.04 and 6.05. In addition, (A) any Subsidiary other than ETB Holdings, E*TRADE Bank~~. In addition, (i) the Borrower will not permit ETB Holdings or E*TRADE Bank to merge with or into, consolidate with, or liquidate or dissolve into any other Person and (ii) the Borrower will not permit ETCM Holdings, E*TRADE Clearing or E*TRADE Securities (the “Specified Entities”) ~~may~~to merge with or into ~~or~~, consolidate with ~~any other Person, and~~, or liquidate or dissolve into any ~~other~~ Person ~~(other than the Borrower) may merge into or consolidate with it~~, or liquidate or dissolve~~, as may be required pursuant to any applicable Requirement of Law or regulatory guidance or otherwise as required by any Bank Regulatory Authority or other Governmental Authority; provided that the surviving entity in any such merger or consolidation shall be a Subsidiary or the assets of such Subsidiary that dissolves or liquidates are transferred to the Borrower or another Subsidiary and~~

~~(B) either of E*TRADE Securities and E*TRADE Clearing may merge with or into, consolidate with, or liquidate or dissolve into, the other~~other than any other Specified Entity; provided that, ETCM Holdings may merge with or into, consolidate with, or liquidate or dissolve into the Borrower in a transaction where any Specified Entities that are then Subsidiaries of ETCM Holdings become direct Subsidiaries of the Borrower.
(b)    The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the Effective Date and businesses reasonably related thereto.
SECTION 6.04.    [Reserved].
~~SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:~~
~~(a)    Permitted Investments;~~
~~(b)    Permitted Acquisitions, provided that the Borrower is in compliance, on a Pro Forma Basis after giving effect to such Permitted Acquisition as of the last day of the most-recently ended fiscal quarter of the Borrower, with the Financial Covenants;~~
~~(c)    investments existing on the date hereof and set forth on Schedule 6.04;~~
~~(d)    investments by the Borrower and any Subsidiary in Equity Interests of any Subsidiary;~~
~~(e)(f) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary, provided that any such loans and advances made by the Borrower shall be evidenced by a promissory note (which may be a master note with varying principal amount) pledged pursuant to the Collateral Agreement to the extent required by the Collateral and Guarantee Requirement and (i) deposits by the Borrower with any Subsidiary or by any Subsidiary with the Borrower or any other Subsidiary;~~
~~(g)    Guarantees of (i) Indebtedness of the Borrower or any Subsidiary that are permitted by Section 6.01 and (ii) the type described in clause (c) of the definition thereof;~~
~~(h)    loans or advances to employees of the Borrower or any Subsidiary made in the ordinary course of business of the Borrower or any Subsidiary not exceeding $5,000,000 in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances), provided that no such loans or advances to any single employee shall exceed $1,000,000 in the aggregate outstanding at any time (determined without regard to any write-downs or write-offs of such loans or advances);~~

~~(i)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses of the Borrower or any Subsidiary for accounting purposes and that are made in the ordinary course of business;~~
~~(j)    investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;~~
~~(k)    investments in the form of Swap Agreements not entered into for speculative purposes;~~
~~(l)    investments of any Person existing at the time such Person becomes a Subsidiary or consolidates or merges with the Borrower or any Subsidiary (including in connection with a Permitted Acquisition) so long as such investments were not made in contemplation of such Person becoming a Subsidiary or of such consolidation or merger;~~
~~(m)    investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;~~
~~(n)    investments received in connection with the disposition of any asset permitted by Section 6.05;~~
~~(o)    receivables or other trade payables owing to the Borrower or a Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Borrower or any Subsidiary deems reasonable under the circumstances;~~
~~(p)    investments, loans and guarantees (i) arising from products and services offered by Bank Regulated Subsidiaries or Broker Dealer Regulated Subsidiaries, (ii) made by Bank Regulated Subsidiaries or Broker Dealer Regulated Subsidiaries and (iii) any deposits or assets pledged in connection with clearing and clearing-related activities, in each of clauses (i), (ii) and (iii) in the ordinary course of business, including margin loans, Stock Loans, mortgages, home equity lines of credit, clearing and clearing-related activities, other customer financings and investments made pursuant to the Community Reinvestment Act;~~
SECTION 6.05.    ~~(q)~~[Reserved]~~; (r)    investments acquired as a capital contribution to, or in exchange for, or out of the proceeds of a substantially concurrent offering of, Equity Interests (other than Disqualified Equity Interests) of the Borrower; and~~
~~(s)    other investments, loans and advances by the Borrower or any Subsidiary in an aggregate amount, as valued at cost as of the date of each such investment, loan or advance is made and including all related commitments for future investments, loans or advances (and the principal amount of any Indebtedness that is assumed or otherwise incurred in connection with such investment, loan or advance), provided that no investments, loans or advances may be made under this clause (r) if, after giving effect to such investment, loan or advance, the aggregate amount of investments, loans and advances made or committed to be made from and after the Effective Date under this clause (r) would exceed the sum of (i) 5.0% of Consolidated Net Worth as of such date, (ii) the maximum amount of Restricted Payments that may be made under Section 6.08(a) as of such date and (iii) without duplication of any amounts included in clause (q)~~

~~above and Section 6.08(a), an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such investments.~~
~~SECTION 6.05. Asset Sales. The Borrower will not, and will not permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to another Subsidiary in compliance with Section 6.04(d)), except:~~
~~(a)    sales, transfers, leases and other dispositions of (i) inventory, (ii) used, damaged, worn-out, obsolete or surplus assets and (iii) Permitted Investments, in each case in the ordinary course of business;~~
~~(b)    sales, transfers, leases and other dispositions to the Borrower or a Subsidiary, provided that any such sales, transfers, leases or other dispositions involving the Borrower shall be made in compliance with Section 6.09;~~
~~(c)    sales, transfers and other dispositions of accounts receivable in connection with the compromise, settlement or collection thereof consistent with past practice;~~
~~(d)    sales, transfers, leases and other dispositions of property to the extent that such property constitutes an investment permitted by clause (i) or (k) of Section 6.04 or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Subsidiary, unless all Equity Interests in such Subsidiary are sold);~~
~~(e)    sale and leaseback transactions permitted by Section 6.06;~~
SECTION 6.06.    [Reserved].
~~(f)    leases and subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary;~~
~~(g)    licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Subsidiary;~~
~~(h)    dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary;~~
~~(i)    sales, transfer or other dispositions of assets by Regulated Subsidiaries in the ordinary course of business (including pursuant to securitizations under, and foreclosures to satisfy Indebtedness permitted under, clause (x), (xi), (xiv) or (xv) of Section 6.01(a) which is secured by a Lien on the property so foreclosed upon);~~
~~(j)    sales of Equity Interests in a Regulated Subsidiary that is an Insignificant Subsidiary or all or substantially all of the assets (or an operating unit of business) of a Regulated Subsidiary that is an Insignificant Subsidiary (other than in connection with a transaction permitted by Section 6.03), provided that no sale may be consummated under this clause (j) if, after giving effect thereto, (i) the aggregate fair market value of all such Regulated Subsidiaries~~

~~sold after the Effective Date under this clause (j) would exceed 15.0% of the consolidated total assets of the Borrower and its Regulated Subsidiaries as of the last day of the fiscal quarter of the Borrower most-recently ended or (ii) the aggregate revenues of all such Regulated Subsidiaries sold after the Effective Date under this clause (j), determined in each case based upon the four fiscal quarters of the Borrower most-recently ended prior to the sale of such Regulated Subsidiary, would exceed 15.0% of the consolidated total revenues of the Borrower and its Subsidiaries during the four-fiscal-quarter period of the Borrower most-recently ended;~~
~~(k)    sales, transfers and other dispositions of (i) any asset with a fair market value equal to or less than $2,500,000 and (ii) Equity Interests in any entity that is not a Subsidiary;~~
~~(l)    sales, transfers and other dispositions of assets (other than Equity Interests in a Subsidiary unless all Equity Interests in such Subsidiary are sold) that are not permitted by any other clause of this Section, provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (l) in any fiscal year of the Borrower shall not exceed 7.5% of Consolidated Net Worth as of the first day of such fiscal year of the Borrower; and~~
~~(m)    to the extent permitted by Section 6.01(b), sales of Equity Interests, other than common Equity Interests, by a Regulated Subsidiary or a Subsidiary of such Regulated Subsidiary,~~
~~provided that all sales, transfers, leases and other dispositions permitted by clause (j) or (l) shall be made for fair value and for at least 75% cash consideration payable at the time of such sale, transfer or other disposition.~~
~~SECTION 6.06. Sale and Leaseback Transactions. Except for the transaction described on Schedule 6.06, the Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by the Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 90 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, provided that, if such sale and leaseback results in a Capital Lease Obligation or Synthetic Lease Obligation, such Capital Lease Obligation or Synthetic Lease Obligation is permitted by Section 6.01(a)(v) and any Lien made the subject of such Capital Lease Obligation or Synthetic Lease Obligation is permitted by Section 6.02(e).~~
SECTION 6.07.    [Reserved].
SECTION 6.08.    Restricted Payments; Certain Payments of Indebtedness.
(a)    The Borrower will not, and will not permit any Subsidiary to, directly or indirectly:
(i)    declare or pay any dividend or make any distribution on or with respect to its Equity Interests held by Persons other than the Borrower or any of its Subsidiaries (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Equity Interests) or in options, warrants or other rights to acquire such Equity Interests, (B) pro rata dividends or distributions on common stock of Subsidiaries held by minority stockholders, (C) dividends or distributions on non-voting preferred Equity Interests the proceeds from the sale of which were invested in the business of such Regulated Subsidiary (or any Subsidiary of such Regulated Subsidiary which is also a Regulated Subsidiary), and (D) pro rata dividends on preferred Equity Interests of Subsidiaries that are real estate investment trusts, including Highland REIT, Inc., held by minority stockholders;
(ii)    purchase, call for redemption or redeem, retire or otherwise acquire for value any Equity Interests of (A) the Borrower (including options, warrants or other rights to acquire such Equity Interests) held by any Person (other than the Borrower or any Subsidiary) or (B) a Subsidiary (including options, warrants or other rights to acquire such Equity Interests) held by any Affiliate of the Borrower (other than the Borrower or a wholly owned Subsidiary); or
(iii)     make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Borrower that is subordinated in right of payment to the Loans; (such payments or any other actions described in clauses (i) through (iii) above being collectively “Restricted Payments”);
if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing; (B) the Borrower could not incur at least $1.00 of Indebtedness and maintain ~~a Fixed Charge~~an Interest Coverage Ratio as calculated herein of at least ~~2.00~~3.50:1:00; (C) the Subsidiary subject to the Restricted Payment is both a Regulated Subsidiary and a Significant Subsidiary that is not in compliance with applicable regulatory capital or other material requirements of its regulators, such as the OCC, FDIC or Board, or any applicable state, federal or self-regulatory organization, or would fail to be in compliance with applicable regulatory requirements as a consequence of the payment; or (D) the aggregate amount of all Restricted Payments made after the Effective Date shall exceed (I) the sum of (w) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter in which the Effective Date falls and ending on the last day of such fiscal quarter preceding the date such Restricted Payment is to be made for which financial statements shall have been delivered pursuant to Section 5.01(a) or (b), taken as a single accounting period plus (x) the aggregate net proceeds received by the Borrower after the Effective Date as a capital contribution or from the issuance and sale of its Equity Interests (other than Disqualified Equity Interests, preferred Equity Interests, ~~Equity Interests applied pursuant to Section 6.04(q)~~ or Excluded Contributions) to a Person who is not a Subsidiary of the Borrower, including an issuance or sale permitted by this Agreement of Indebtedness of the Borrower for cash subsequent to the Effective Date upon the conversion of such Indebtedness into Equity Interests (other than Disqualified Equity Interests) of the Borrower, or from the issuance to a Person who is not a Subsidiary of the Borrower of any options, warrants or other rights to acquire Equity Interests of the Borrower (in each case, exclusive of any Disqualified Equity Interests or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Maturity Date of the Loans), plus (y) an amount equal to the net reduction in investments ~~(other than reductions in investments permitted by Section 6.04 (other than Section 6.04(r)(ii))~~ in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Borrower or any Subsidiary or from the net proceeds from the sale of any such investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), not to exceed, in each case, the amount of investments previously made by the Borrower or any Subsidiary in such Person plus

(z) ~~$100,000,000 minus (II) the aggregate amount of all investments, loans and advances made in reliance on clause (r)(ii) of Section 6.04 since the Effective Date.~~$100,000,000.
(b)    The foregoing provision shall not be violated by reason of:
(i)    the payment of any dividend or redemption of any Equity Interests within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, such payment or redemption would comply with the preceding paragraph;
(ii)    the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Loans including premium, if any, and accrued interest, with the proceeds of, or in exchange for, indebtedness incurred under Section 6.01(a)(ii) or Refinancing Indebtedness in respect thereof;
(iii)    the repurchase, redemption or other acquisition of Equity Interests of the Borrower or a Subsidiary (or options, warrants or other rights to acquire such Equity Interests) or a dividend on such Equity Interests in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, Equity Interests (other than Disqualified Equity Interests) of the Borrower (or options, warrants or other rights to acquire such Equity Interests); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a Change ~~of~~in Control of the Borrower, prior to the Maturity Date;
(iv)    the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the Obligations in exchange for, or out of the proceeds of a capital contribution or a substantially concurrent offering of, Equity Interests (other than Disqualified Equity Interests) of the Borrower (or options, warrants or other rights to acquire such Equity Interests); provided that such options, warrants or other rights are not redeemable at the option of the holder, or required to be redeemed, in each case other than in connection with a “change of control” of the Borrower, prior to the Maturity Date;
(v)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets of the Borrower, any Subsidiary or any Regulated Subsidiary and that, in the case of the Borrower, comply with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Borrower; the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represents all or a portion of the exercise price thereof;
(vi)    the repurchase of Equity Interests deemed to occur upon the exercise of options or warrants if such Equity Interests represents all or a portion of the exercise price thereof;
(vii)    the repurchase, redemption or other acquisition of the Borrower’s Equity Interests (or options, warrants or other rights to acquire such Equity Interests) from Persons who are, or were formerly directors or employees of the Borrower and their Affiliates, heirs and executors upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided that the aggregate amount of all such repurchases pursuant to this clause (iv) shall not exceed $50,000,000;
(viii)    Restricted Payments by the Borrower or any Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests or debt securities that are convertible into, or exchangeable for, Equity Interests of any such Person; ~~and~~
(ix)    Restricted Payments in an amount not to exceed the amount of Excluded Contributions received since the Effective Date;
(i)    Restricted Payments by the Borrower or any Subsidiary at any time when (a) at least one Rating Agency has granted and then maintains an Investment Grade Rating of the Borrower, and (b) the Borrower would be in compliance with the Financial Covenants on a Pro Forma Basis after giving effect to such Restricted Payment; provided that, the Borrower may rely on this clause (x) for any Restricted Payment by the Borrower or any Subsidiary made within 60 days after the related date of declaration or call for redemption if, at said date of declaration or call for redemption, the conditions in subclauses (a) and (b) of this clause (x) were met; and
(ii)    to the extent constituting Restricted Payments, the Borrower or any Subsidiary may take any action permitted by Section 6.03;
provided that, except in the case of clause (i), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.
(c)    Each Restricted Payment permitted pursuant to Section 6.08(b) (other than the Restricted Payment referred to in clause (ii) thereof, the repurchase of Equity Interests referred to in clause (iv) thereof and Restricted Payments referred to in ~~clause~~clauses (vii) and (x) thereof), shall be included in calculating whether the conditions in Section 6.08(a) have been met with respect to any subsequent Restricted Payments. If the proceeds of an issuance of Equity Interests of the Borrower are used for the redemption, repurchase or other acquisition of the Loans, or Indebtedness that is pari passu with such Loans, then the net proceeds of such issuance shall be included in Section 6.08(a) only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.
(d)    For purposes of determining compliance with this Section 6.08, the amount, if other than in cash, of any Restricted Payment shall be determined in good faith by the board of directors of the Borrower (or a committee thereof), whose determination shall be conclusive and evidenced by a resolution of the board of directors of the Borrower (or such committee). If a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, including the first paragraph of this Section 6.08, the Borrower, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.
SECTION 6.09.    Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) loans or advances to employees ~~permitted under Section 6.04(g)~~, (c)

payroll, travel and similar advances ~~to cover matters permitted under Section 6.04(h)~~made in the ordinary course of business, (d) the payment of reasonable fees to directors of the Borrower or any Subsidiary who are not employees of the Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrower or any of the Subsidiaries in the ordinary course of business, (e) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s board of directors (or a committee thereof), (f) employment and severance arrangements entered into in the ordinary course of business between the Borrower or any Subsidiary and any employee thereof and approved by the Borrower’s board of directors (or a committee thereof), (g) any Restricted Payment permitted by Section 6.08, (h) any transaction solely between or among the Borrower and its wholly-owned Subsidiaries, (i) any payments or other transactions pursuant to any tax-sharing agreement between the Borrower and any Subsidiaries with which the Borrower files a consolidated, unified , combined or group tax return, (j) deposit, checking, banking and brokerage products and services typically offered to customers on substantially the same terms and conditions as those offered to customers or, in the case of a Bank Regulated Subsidiary, as otherwise permitted under Regulation O promulgated by the Board and (k) any issuance or sale of Equity Interests (other than Disqualified Equity Interests) of the Borrower.
SECTION 6.10.    Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower to create, incur or permit to exist any Lien upon any Equity Interests held by the Borrower of any Subsidiary that is not a Bank Regulated Subsidiary or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary, provided that (i) the foregoing shall not apply to restrictions and conditions imposed by (A) any Requirements of Law or (B) any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (or to any extension or renewal of, or any amendment, modification or replacement not expanding the scope of, any such restriction or condition) and (iii) the foregoing shall not apply to restrictions and conditions (A) (1) in any indentures or agreements governing Indebtedness permitted under Section 6.01, provided that the encumbrances and restrictions in any such indentures or agreements are no less favorable to the Lenders in any material respect than those encumbrances or restrictions contained in the 2019 Indenture), (2) in any agreements governing Indebtedness of a type described in clause (x), (xi), (xiv) or (xv) of Section 6.01 consisting of customary financial covenants, minimum net worth requirements or collateral coverage requirements that in the reasonable judgment of the Borrower do not impair its ability to comply with its obligations in respect of the Obligations and (3) restrictions on cash or other deposits imposed by customers on any Regulated Subsidiaries under contracts entered into in the ordinary course of business, (B) with respect to any Person (or the property or assets of any Person) acquired by the Borrower or any Subsidiary and existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or any property or assets of any Person other than such Person or the property or assets of such Person so acquired and any extensions, refinancings, renewals or replacements of thereof, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable to the Lenders in any material respect than those encumbrances or restrictions that are being extended, refinanced, renewed or replaced, or (C) existing by virtue of any transfer of, any agreement to transfer, any option or similar right with respect to, or any Lien on, any property or assets of the Borrower or any Subsidiary, in each case not otherwise prohibited by this Agreement.

SECTION 6.11.    Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify, waive, terminate or release (a) its Organizational Documents or (b) the Indebtedness permitted under Section 6.01(a)(ii), in each case unless such amendment, modification, waiver, termination or release is (i) not materially adverse to the Lenders or (ii) required by any Requirement of Law; provided that, for purposes of this Section 6.11, any amendment or other modification to the Organizational Documents of the Borrower or any Subsidiary to permit or to facilitate the issuance of preferred Equity Interests in such Person (to the extent permitted by Section 6.01) shall be deemed to be not materially adverse to the Lenders.
SECTION 6.12.    ~~Fixed Charge~~Interest Coverage Ratio. The Borrower will not permit the ~~Fixed Charge~~Interest Coverage Ratio of the Borrower and its Subsidiaries on a consolidated basis, in each case for any ~~period of four consecutive fiscal quarters of the Borrower ending on or after the Effective Date~~ Measurement Period to be less than ~~1.50~~3.00:1.00.
SECTION 6.13.    Leverage Ratio. The Borrower will not permit the Leverage Ratio of the Borrower and its Subsidiaries on a consolidated basis as of the last day of any fiscal quarter of the Borrower ending on or after the Effective Date to be greater than 4.00:1.00.
SECTION 6.14.    Asset Quality Ratio. The Borrower, together with its Subsidiaries, will not permit the Asset Quality Ratio of itself and its Subsidiaries, in each case for any period of four consecutive fiscal quarters of the Borrower ending on or after the Effective Date, to be greater than 20%.
SECTION 6.15.    Maintenance of Capitalization. The Borrower (a) will not permit (i) the Borrower and its Subsidiaries on a consolidated basis (calculated in a manner consistent with such calculation in the Borrower’s Form 10-Q filed with the SEC for the fiscal quarter ended September 30, 2014), (ii) the Borrower and its Subsidiaries on a consolidated basis (calculated in accordance with Basel III) and (iii) any Bank Regulated Subsidiary, in each case of this clause (a), to fail to be at least Well Capitalized at any time and (b) will not permit either of E*TRADE Clearing’s or E*TRADE Securities’ net capital to be less than the greater of (i) 5.0% of such firm’s aggregate debit items, and (ii) 150% of the minimum dollar amount specified in Rule 15c3-1(a)(ii) (which, for the avoidance of doubt is currently $250,000). As used in this clause, the terms “net capital” and “aggregate debit items” shall be as defined or used in Rule 15c3-1 under the Exchange Act, as in effect from time to time.
SECTION 6.16.    Changes in Fiscal Periods . The Borrower will not (a) permit its fiscal year or the fiscal year of any Subsidiary (other than any Insignificant Subsidiary) to end on a day other than December 31 or (b) change its method of determining fiscal quarters.
SECTION 6.17.    Corporate Cash. At all times after the Effective Date, the Borrower will not permit Corporate Cash to be less than $100,000,000 for more than five (5) days in any fiscal quarter.
ARTICLE VII

Events of Default
SECTION 7.01.    Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:
(a)    the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or otherwise;

(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall, if qualified by materiality, prove to have been incorrect or, if not so qualified, prove to have been incorrect in any material respect, in each case when made or deemed made;
(d)    the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02(a), 5.04 (with respect to the Borrower), 5.10 or in Article VI;
(e)    the Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of (i) with respect to Section 5.11, 5 Business Days and (ii) otherwise, 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f)    the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;
(g)    (i) any event or condition occurs (A) that results in any Material Indebtedness of the Borrower or any of its Subsidiaries becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (ii) any Regulated Subsidiary shall default in any payment of any Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created, provided that (1) this paragraph (g) shall not apply to secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) and (2) clause (i) of this paragraph (g) shall not apply to Indebtedness of a Regulated Subsidiary of the type described in clause (x), (xi), (xiv) or (xv) of Section 6.01(a);
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Borrower or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against the Borrower, any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;
(l)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material adverse Effect;
(m)    any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower or any of its Subsidiaries not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement;
(n)    any Loan Document shall for any reason be asserted by the Borrower not to be a legal, valid and binding obligation of the Borrower and its Subsidiaries;
(o)    (i) any Subordinated Debt shall cease, for any reason, to be, or shall be asserted by the Borrower or the holders of at least 25% in aggregate principal amount of any series of Subordinated Debt not to be, validly subordinated to the Loan Document Obligations as provided in the applicable Subordinated Debt Documents or (ii) the Loan Document Obligations shall cease to constitute, or shall be asserted by the Borrower or the holders of at least 25% in aggregate principal amount of any series of Subordinated Debt not to constitute, “Senior Indebtedness” or “Designated Senior Indebtedness” (or the equivalent thereof) under the subordination provisions of any Subordinated Debt Document; or
(p)    a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or any of its Subsidiaries described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
SECTION 7.02.    Exclusion of Certain Subsidiaries. Solely for the purposes of determining whether a Default has occurred under paragraph (h), (i), (j) or (k) of Section 7.01, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in such paragraph that (a) did not, as of the last day of the fiscal quarter of the Borrower most-recently ended, have assets with a fair market value equal to or greater than 5.0% of the consolidated total assets of the Borrower and its Subsidiaries as of such date and (b) did not have revenues during the four fiscal quarter period of the Borrower most-recently ended equal to or greater than 7.5% of the consolidated total revenues of the Borrower and its Subsidiaries during such period (any such Subsidiary, an “Insignificant Subsidiary”), provided that if it is necessary to exclude more than one Subsidiary from paragraph (h), (i), (j) or (k) of Section 7.01 pursuant to this paragraph in order to avoid a Default, the aggregate fair market value of the assets of all such excluded Subsidiaries as of such last day may not exceed 15.0% of the consolidated total assets of the Borrower and its Subsidiaries as of such date and the aggregate revenues of all such excluded Subsidiaries for such four fiscal quarter period may not exceed 15.0% of the consolidated total revenues of the Borrower and its Subsidiaries for such period.
ARTICLE VIII

The Administrative Agent
Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall not have rights as a third party beneficiary of any such provisions. The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,

(b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or believed by the Administrative Agent in good faith to be necessary under the circumstances as provided in Section 9.02) and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent that shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.
Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, or any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder. Notwithstanding anything herein to the contrary, none of the Syndication Agent, Joint Bookrunners or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under any Loan Document, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.
To the extent required by any applicable law, the Administrative Agent shall withhold from any payment to any Lender an amount equal to any applicable withholding Tax. If the IRS or any Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from any amount paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting or expanding the obligation of the Borrower to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties, additions to Tax or interest thereon, together with all expenses incurred, including legal expenses and any out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Government Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent. The agreements in this paragraph shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Loans and the repayment, satisfaction or discharge of all obligations under this Agreement.

ARTICLE IX

Miscellaneous
SECTION 9.01.    Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(a)    to the Borrower, to it at E*TRADE Financial Corporation, 1271 Avenue of the Americas, 14th Floor, New York, NY 10021, Attention of ~~Matthew J. Audette~~Michael A. Pizzi (Facsimile: 703-236-~~7397~~4794) and Karl A. Roessner (Facsimile: 571-227-0365), with a copy to Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, Attention of Monica Holland (Facsimile: 212-701-5307);
(b)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, Ops 2, Floor 03, Newark, DE 19713-2107, United States, Attention Suzie Coplin (Facsimile: 302-634-5545) (email: 12012443577@TLS.Idsprod.com);
(c)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications to the Lenders hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided above.

The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.
Any Electronic System used by the Administrative Agent is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Electronic System.
SECTION 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(b)    Neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the maturity of any Loan, or any date for the payment of the principal amount of any Loan or any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of the term “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments on the date hereof) or (vi) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.
(c)    In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all (but not less than all) its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) to the extent an assignment to such Lender would require the consent of the Administrative Agent under Section 9.04, the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).
SECTION 9.03.    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates and the Lead Arrangers, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or in connection with an Incremental Assumption Agreement and the transactions contemplated thereby, but limited in the case of fees and expenses of counsel to reasonable fees, disbursements and other charges of a single counsel to the Administrative Agent and the Lead Arrangers, and, if reasonable necessary, of a single local counsel to the Administrative Agent and the Lead Arrangers in such relevant jurisdiction, which may be a single local counsel acting in multiple jurisdictions and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or any Lender or Lead Arranger, including the fees, charges and disbursements of any counsel for any Agent or any Lender or Lead Arranger, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, but limited in the case of fees and expenses of counsel to reasonable fees, disbursements and other charges of one counsel to the

Administrative Agent and one counsel to the Lenders taken as whole and, if reasonably necessary, of a single local counsel to the Administrative Agent and a single local counsel to the Lenders in each relevant jurisdiction, which may be a single local counsel acting in multiple jurisdictions and, in the case of an actual or potential conflict of interest, one additional counsel to the affected persons.
(b)    The Borrower shall indemnify the Administrative Agent and each Lender, the Lead Arrangers, the Administrative Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, investigation, suit or proceeding, liabilities and related expenses, including the fees, charges and disbursements of any counsel, but limited to reasonable fees, disbursements and other charges of one counsel to the Indemnitees and, if reasonably necessary, of a single local counsel to the Indemnitees in each relevant jurisdiction, which may be a single local counsel acting in multiple jurisdictions and, in the case of an actual or potential conflict of interest, one additional counsel to the affected persons, incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any equity holders, Affiliates, creditors and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, costs, expenses or liabilities or related expenses are (x) determined by a court of competent jurisdiction by final non-appealable judgment to have resulted from the gross negligence, bad faith, or willful misconduct of such Indemnitee; or (y) arising out of a dispute solely between or among indemnified persons not involving any act or omission of the Borrower (except that the Administrative Agent or Lead Arrangers in their respective roles as such shall be indemnified on the terms set forth herein). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate principal amount of outstanding Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).
(d)    To the fullest extent permitted by applicable law, no party to this Agreement and no Indemnitee shall assert, and each hereby waives, any claim against any other party to this Agreement or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify any Indemnitee against special, indirect, consequential or punitive damages awarded against such Indemnitee in favor of a third party in a final, non-appealable judgment by a court of competent jurisdiction. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent determined by a court of competent jurisdiction by final non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.
(e)    All amounts due under this Section shall be payable not later than three Business Days after written demand therefor.
SECTION 9.04.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower, except to the extent not required pursuant to clause (ii) below and (B) the Administrative Agent.
(ii)    Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and the Borrower and the Administrative Agent consent (such consent not to be unreasonably withheld or delayed), provided that (I) no consents shall be required for an assignment to an existing Lender or an Affiliate of an existing Lender or an Approved Fund (other than a Defaulting Lender), (II) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (III) such consent will be deemed to have been given if the Borrower has not responded within ten (10) Business Days after its receipt of any request for such consent, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, (C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.16(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required by Section 2.14(e).
For purposes of paragraph (b) of this Section, the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof or (d) the Borrower or any of its Affiliates; provided that, such holding company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.14(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.
(c)    (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to all requirements and limitations therein, including the requirements under Section 2.14(e)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.15(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or other obligation under this Agreement) to any Person except to the extent such disclosure is necessary in connection with a Tax audit or other Tax proceeding to establish that any loans are in registered form for U.S. federal income tax purposes. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.12 or Section 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to a greater payments results from a Change in Law occurring after the sale of such participation.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each SPV exercising the option (an “Electing SPV”) shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to all requirements and limitations therein, including the requirements under Section 2.14(e)) to the same extent as if it were a Granting Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, providing that a SPV shall not be entitled to receive any greater payment under Section 2.12 or Section 2.14 than the Granting Lender would have been entitled to receive with respect to the Loan made by such SPV, except to the extent such entitlement to a greater payments results from a Change in Law occurring after the sale of such participation. Each Granting Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code on which it enters the name and address of each Electing SPV and the principal amounts (and stated interest) of each Electing SPV’s interest in the Loans or other obligations under this Agreement (the “Electing SPV Register”); provided, that no Granting Lender shall have any obligation to disclose all or any portion of the Electing SPV Register (including the identity of any Electing SPV or any information relating to an Electing SPV’s interest in the Loans or other obligation under this Agreement) to any Person except to the extent such disclosure is necessary in connection with a Tax audit or other Tax proceeding to establish that any loans are in registered form for U.S. federal income tax purposes. The entries in the Electing SPV Register shall be conclusive absent manifest error, and such Granting Lender shall treat each person whose name is recorded in the Electing SPV Register as the owner of such Loan for all purposes of this Agreement notwithstanding any notice to the contrary. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.
SECTION 9.05.    Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
SECTION 9.06.    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 9.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, other than funds held on behalf of customers) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender shall notify the Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender and its respective Affiliates may have.
SECTION 9.09.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the borough of Manhattan and of the United States District Court of the Southern District of New York sitting in the borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Borrower or its respective properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 9.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 9.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 9.12.    Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations under the Loan Documents, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, the term “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 9.13.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan or participation therein under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14.    USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
SECTION 9.15.    Material Non-Public Information.
(a)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
(b)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR ITS SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
SECTION 9.16.    Collateral Matters.
Each of the Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the payment in full of all Loan Document Obligations, termination or expiration of the Commitments in accordance with the provisions of this Agreement, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person other than the Borrower or (iii) if approved, authorized or ratified in writing in accordance with Section 9.02.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property pursuant to this Section 9.16. In each case as specified in this Section 9.16, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents and this Section 9.16.
SECTION 9.17.    No Fiduciary Duty; Conflicts of Interest.
The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or their respective affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other.  The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person.  The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.  The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
E*TRADE FINANCIAL CORP.,
By:    ________________________________
Name:
Title:
JPMORGAN CHASE BANK, N.A.,
as a Lender and Administrative Agent,
By:    ________________________________
Name:
Title:
MORGAN STANLEY SENIOR FUNDING, INC., as a Lender and Syndication Agent,
By:    ________________________________
Name:
Title:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a Lender,
By:    ________________________________
Name:
Title:
By:    ________________________________
Name:
Title:
GOLDMAN SACHS BANK USA, as a Lender,
By:    ________________________________
Name:
Title: